PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

As filed with the Securities and Exchange Commission on July 5, 2022.

Preliminary Offering Circular dated July 5, 2022

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

ReAlpha Asset Management, Inc.

Up to 7,500,000 shares of Common Stock

6515 Longshore Loop, Suite 100

Dublin, OH 43017

(707) 732-5742

ReAlpha Asset Management, Inc., a Delaware corporation (“we,” “ReAlpha,” or “the Company”), is offering up to 7,500,000 shares of our common stock (the “Offering”) at an offering price of $10 per share. The Company’s sole shareholder is not selling any shares of common stock in this Offering. Our dealer manager, Entoro Securities, LLC is not required to sell any specific number or dollar amount of shares but will use its “reasonable best efforts” to sell the shares offered. The minimum permitted purchase is generally $1,000 but purchases of less than $1,000 may be made in the discretion of the dealer manager. There is no existing public trading market for our common stock. We are not currently listed on any national exchange or for quotation in any automated dealer quotation system or other over-the-counter market. There will not be any market in the secondary markets for the foreseeable future for the sale of our securities. Transfer will require exemption from state and federal securities laws. Your ability to sell these shares will be limited. If you are able to sell your shares, you may have to sell them at a substantial discount to the Offering price. This Offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, (the “Securities Act”), for Tier 2 offerings. This offering will terminate at the earlier of: (1) the date at which the maximum amount of offered common stock has been sold, (2) the date which is one year after the offering statement of which this offering circular forms a part is qualified by the U.S. Securities and Exchange Commission (the “SEC”), subject to an extension of up to an additional two years at the discretion of our company and the dealer manager, or (3) the date on which this offering is earlier terminated by us in our sole discretion. Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 3 before deciding to invest in our common stock. Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this offering circular is accurate or complete. Any representation to the contrary is a criminal offense. The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of this Offering, nor does the SEC pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

	Per Share	Maximum Offering
Public offering price	$10.00	$75,000,000
Sales commissions(1)(2)	$0.10 (1)(2)	$750,000
Sales Commissions in event of facilitated sales(1)(2)	$0.25 (2)	$1,876,861,
Proceeds to us, before expenses	$9.650	$72,373,139

[1]	Dalmore Group, LLC previously acted as our broker/dealer of record in connection with this Offering. Dalmore Group was entitled to certain fees and a brokerage fee total amount of fees, sales commissions, advisory fees, and expenses. Fees attributed to Dalmore Group are $49,254 as of June 2022. For additional information, see “Plan of Distribution.” As of June 25, 2022, $4,967,880 gross sales had occurred, including a $500,000 investment by our parent company, ReAlpha Tech Corp.
[2]	Entoro Securities, LLC, will charge 1% of gross offering proceeds under their tenure, except in instances where it has facilitated sale, for which Entoro Securities, LLC will instead charge 5%. To illustrate this on a per share basis we have made shown $.25 and $.10 for every share for sales commissions, taking into account that we expect to be able to facilitate at least 33% or more. For additional information, see “Plan of Distribution.”

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to Accredited Investors, as that term is defined in Regulation D, Rule 501, and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering is not being made in the Commonwealth of Massachusetts and residents of Massachusetts will not be able to purchase any of our common stock.

Based upon the October 31, 2021 financial statements, our total assets represented $4.62 million and our total liabilities represented $4.77 million.  As a start-up company, we have limited liquidity.  In offerings subject to Ohio law and not otherwise subject to federal preemption, the status of an issuer as insolvent—meaning the issuer’s liabilities exceed their assets--is required to be disclosed under Ohio’s insolvent issuer policy.  Currently, we meet the definition of insolvent as our total liabilities exceed our total assets.

For more information concerning the procedures of the Offering, please refer to “Plan of Distribution” beginning on page 29. We are following the “Offering Circular” disclosure format under Regulation A.

We have not authorized anyone to provide any information or to make any representations other than those contained in this offering circular or in any “testing the waters” materials we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

To the extent the information in this offering circular, without regard to any “testing the waters” materials, conflicts with, or differs from, the information provided in any “testing the waters” materials, the information in this offering circular, again without regard to any “testing the waters” materials, supersedes and replaces any such conflicting or differing information.

We are offering to sell shares of our common stock, and are seeking offers to buy shares of our common stock, only in jurisdictions where such offers and sales are permitted. The information contained in this offering circular is current only as of its date.

The date of this offering circular is July 5, 2022.

i

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the “offering circular.” You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement or amendment, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find Additional Information” on page 63 for more details. The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

We will be permitted to make a determination that the purchasers of stock in this offering are “qualified purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our common stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933. As a Tier 2 Offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our common stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our common stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D; and (ii) all other investors so long as their investment in our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person:

1	who had individual income in excess of $200,000 in each of the two most recent years or joint income with their spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

2	whose individual net worth, or joint net worth with their spouse or spousal equivalent, exceeds $1,000,000;

3	who is a director or executive officer of our Company;

4	who holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

The list above is non-exhaustive; prospective investors should review Rule 501 of Regulation D for more details on whether they are an “accredited investor”. If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501of Regulation D. Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

This Offering is not being made in the Commonwealth of Massachusetts and our common stock is not available for purchase by residents of Massachusetts, Maryland, Vermont, and West Virginia.

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OFFERING SUMMARY

This offering summary highlights material information regarding our common stock, our business and this Offering. Because it is a summary, it may not contain all of the information that is important to you. To understand this Offering fully, you should read the entire Offering Circular carefully, in particular the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes relating to those consolidated financial statements included elsewhere in this Offering Circular before making a decision to invest in our common stock.

Unless the context requires otherwise, in this offering circular, the terms “we,” “us,” “our,” and “ReAlpha” includes the Company, together with its affiliates, and “Company” refers to ReAlpha Asset Management, Inc.

Overview

We are a newly formed Company with a mission to empower retail investor participation in short-term rental properties. We were founded on the belief that every person should have the access and the freedom to pursue wealth creation through real estate.

Using our patent-pending, proprietary technology we are developing, we will acquire “Target Properties” (see “Our Investment Criteria” - page 36 for the definition of “Target Properties”), renovate them to optimize after-repair value, if needed, list them on short-term rental sites, and manage them. As we ramp up our operations and execute on our business plan, we will initially use credit facilities to fund acquisitions. Down the road, our plan is to have the entities holding the real estate holdings in Target Properties to offer minority interests, we envision providing the opportunity to investors (including on a limited basis to certain qualifying retail investors) we call “Syndicate Members” to acquire a minority interest in these individual properties or groups of properties through the entity/issuer formed to hold the interest in the real estate subsequent exempt offerings. We currently do not have a timeline for this next phase. Such offerings will be conducted as exempt offerings, subject to Regulation D and/or Section 4(a)(2) of the 1933 Act. We are a start-up Company, a condition not unique among start-ups, like the Company, is that they often operate in the beginning with negative book value, and, therefore, under the terms of the Ohio Insolvency Policy applicable to offerings not exempt from registration in Ohio, we are considered insolvent.

We were formed as a Delaware corporation on April 22, 2021, as a wholly owned subsidiary of ReAlpha Tech Corp. In connection with our formation, we acquired interests in seven single-family homes previously acquired by ReAlpha Tech Corp.

We have no employees other than the executive officers listed in “Directors, Executive Officers and Significant Employees”. ReAlpha Tech Corp will provide the services required for our operation under the terms of a Master Services Agreement. See “Our Business – Management Services Agreement.”

Summary Risk Factors

An investment in our common stock in this offering involves numerous risks and uncertainties, including those highlighted in the section of this offering circular titled “Risk Factors.” These risks include the following:

●	We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to accomplish our business objectives.

●	Our audited financial statements include a statement that there is a substantial doubt about our ability to continue as a going concern.

●	We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives.

●	We depend on our parent company for the management of our operations and investments.

●	We have set the offering price in this Offering arbitrarily and it may not reflect the value of our common stock.

●	If you purchase our common stock in this Offering, you will experience substantial and immediate dilution.

●	There is no minimum amount required as a condition of our accepting subscriptions and using the funds raised in this Offering.

●	Our parent company will control the direction of our business and its ownership of our common stock will prevent you and other shareholders from influencing significant decisions.

●	We have been required to offer rescission of purchases in our common stock in the Commonwealth of Massachusetts. We may be required to offer rescission of our common stock in other jurisdictions in the event we are found to be in violation of securities laws.

The Offering

Common stock offered by us:	We are offering up to 7,500,000 shares of common stock

Common stock to be outstanding after this Offering:	47,500,000 shares

Use of proceeds:	We estimate that the net proceeds to us from the sale of our Common Stock in this offering will be approximately $71,867,749, at the maximum (exclusive of our own marketing expenses for this offering), based upon the offering price of $10 per share, and after deducting estimated offering expenses. We intend to use the net proceeds we receive from this offering for the acquisition, renovation (if needed), preparation, and management of properties; working capital, technology development, and marketing to attract additional users to our properties, technology platform, and to this offering.

Own Marketing Expenses for this Offering

Marketing to Regulation A investors involves significant marketing expenses to the issuer. To date, we have facilitated 100% of our own sales and incurred marketing expenses of approximately $1.7 million related to this Offering. We expect to continue to have marketing expenses. These marketing expenses will vary depending upon the proportion of sales facilitated by Entoro Securities, LLC. We expect to continue to have marketing expenses of approximately $1.5 million to $5.8 million for a range of additional gross offering proceeds of $20 million to $75 million, respectively.

Risk factors:	See the section titled “Risk Factors” and other information included in this offering circular for a discussion of some of the factors you should consider before deciding to purchase shares of our common stock.

Investment limitations:	Each purchaser must be a “qualified purchaser’. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D; and (ii) all other investors so long as their investment in our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Liquidity:	Our common stock is not currently listed for trading on any securities exchange or through any other trading platform

RISK FACTORS

Our common stock involves a high degree of risk. In deciding whether to purchase our common stock, you should carefully consider the following risk factors. Any of the following risks could have a material adverse effect on the value of the common stock you purchase and could cause you to lose all or part of your initial purchase price.

Risks Relating to Our Business

We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to accomplish our business objectives.

We have a limited operating history. As a result, an investment in our common stock entails more risk than an investment in the common stock of a company with a substantial operating history. If we are unable to operate our business successfully, you could lose all or a portion of your investment in our common stock. Our ability to successfully operate our business and implement our operating policies and investment strategy depends on many factors, including:

●	our ability to obtain the additional capital;

●	our ability to effectively manage renovation, maintenance, marketing and other operating costs for our properties;

●	economic conditions in the markets which we operate in or hold an interest in real estate in (“our markets”), including changes in employment and household earnings and expenses, as well as the condition of the financial and real estate markets and the economy, in general;

●	our ability to maintain high occupancy rates and target rent levels;

●	the availability of, and our ability to identify, attractive acquisition opportunities consistent with our investment strategy;

●	our ability to compete with other investors entering the sector for short-term Target Properties;

●	costs that are beyond our control, including title litigation, litigation with guests, legal compliance, real estate taxes, HOA fees and insurance;

●	judicial and regulatory developments affecting landlord-guest relations that may affect or delay our ability increase rental rates;

●	reversal of population, employment or homeownership trends in our markets; and

●	interest rate levels and volatility, such as the accessibility of short-term and long-term financing on desirable terms.

In addition, we face significant competition in acquiring attractive properties on advantageous terms, and the value of the properties that we acquire may decline substantially after we purchase them.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Our audited financial statements include a statement that there is a substantial doubt about our ability to continue as a going concern.

Our audited financial statements as of and for the period ended April 30, 2021, included in this Offering Circular were prepared on the assumption that we would continue as a going concern. Those financial statements and the accompanying opinion of our auditor expressed a substantial doubt about our ability to continue as a going concern. Those audited financial statements did not include any adjustments that might result from the outcome of this uncertainty. We will need additional capital for full commencement of our planned operations and we subject to significant risks and uncertainties, including failing to secure funding to commence our planned operations or failing to profitably operate the business. We intend to raise funds through various potential sources, such as equity or debt financings; however, we can provide no assurance that such financing will be available on acceptable terms, or at all. If adequate financing is not available, we may be required to significantly curtail or cease our operations, and our business would be jeopardized.

We have minimal operating capital and minimal revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital, and the failure to attract qualified real estate companies and sufficient investor purchase commitments, could result in our bankruptcy or other event which would have a material adverse effect on us and our shareholders.

We depend on our parent company for the management of our operations and investments.

Our parent company manages our operations and our portfolio of real estate investments. We have no employees, and utilize our parent company’s personnel to perform services for us. Our ability to achieve our investment objectives is dependent upon the performance of our parent company and its affiliates as well as its real estate professionals in the identification and acquisition or origination of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in our parent company’s financial condition or our relationship with our parent company could hinder the management of our operations and our portfolio of investments.

We are employing a business model with a limited track record, which makes our business difficult to evaluate.

Until recently, the short-term rental business consisted primarily of private and individual investors in local markets and was managed individually or by small, non-institutional owners and property managers. Our business strategy involves purchasing, renovating, maintaining and managing a large number of residential properties and short-term renting them to guests. Entry into this market by large, well-capitalized investors is a relatively recent trend, so few peer companies exist and none have yet established long-term track records that might assist us in predicting whether our business model and investment strategy can be implemented and sustained over an extended period of time. It may be difficult for you to evaluate our potential future performance without the benefit of established long-term track records from companies implementing a similar business model. We may encounter unanticipated problems as we continue to refine our business model, which may adversely affect our results of operations and ability to make distributions to our shareholders and cause our share price to decline significantly.

We may not be able to attract investors to invest in our portfolio properties.

The success of our business model is dependent upon our ability to attract investors to co-invest in the portfolio properties we have acquired and those we intend to acquire in the future. There is no assurance that we will be able to obtain investors to invest in our portfolio properties upon terms acceptable to us, if at all.

We may not be able to effectively manage our growth, and any failure to do so may have an adverse effect on our business and operating results.

Our future operating results may depend on our ability to effectively manage our potential growth, which is dependent, in part, upon our ability to:

●	stabilize and manage an increasing number of properties and guest relationships across a geographically dispersed portfolio while maintaining a high level of guest satisfaction, and building and enhancing our brand;

●	identify and supervise a number of suitable third parties on which we rely to provide certain services outside of property management to our properties;

●	attract, integrate and retain new management and operations personnel; and

●	continue to improve our operational and financial controls and reporting procedures and systems.

We can provide no assurance that we will be able to manage our properties or grow our business efficiently or effectively, or without incurring significant additional expenses. Any failure to do so may have an adverse effect on our business and operating results.

A significant portion of our portfolio properties’ costs and expenses are fixed and we may not be able to adapt our cost structure to offset declines in our revenue.

Many of the expenses associated with our portfolio properties, such as real estate taxes, HOA fees, personal and property taxes, insurance, utilities, acquisition, renovation and maintenance costs, and other general corporate expenses are relatively inflexible and will not necessarily decrease with a reduction in revenues. Some components of their fixed assets will depreciate more rapidly and require ongoing capital expenditures. Their expenses and ongoing capital expenditures will also be affected by inflationary increases and certain of our cost increases may exceed the rate of inflation in any given period or market. By contrast, short-term rental income will be affected by many factors beyond our control, such as the availability of alternative short-term rental housing and economic conditions in our markets. In addition, state and local regulations may require the properties that we own, even if the cost of maintenance is greater than the value of the property or any potential benefit from renting the property, or pass regulations that limit our ability to increase short-term rental rates. As a result, we may not be able to fully offset rising costs and capital spending by increasing short-term rental rates, which could have a material adverse effect on our results of operations and cash available for distribution.

Increasing property taxes, HOA fees and insurance costs may negatively affect our financial results.

The cost of property taxes and insuring our properties is a significant component of our expenses. Our properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. As the owner of our properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our expenses will increase. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale.

In addition, a significant portion of our properties may be located within HOAs and we are subject to HOA rules and regulations. HOAs have the power to increase monthly charges and make assessments for capital improvements and common area repairs and maintenance. Property taxes, HOA fees, and insurance premiums are subject to significant increases, which can be outside of our control. If the costs associated with property taxes, HOA fees and assessments or insurance rise significantly and we are unable to increase rental rates due to rent control laws or other regulations to offset such increases, our results of operations would be negatively affected.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our parent company, to identify suitable investments. To the extent that our parent company’s real estate professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution.

Additionally, the current market for properties that meet our investment objectives is highly competitive, as are the sale and resale markets for such properties. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Except for investments that may be described in supplements to this Offering Circular prior to the date you subscribe for our shares, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight and management ability of our parent company and the performance of any property manager. We cannot be sure that our parent company will be successful in obtaining suitable investments on financially attractive terms.

We intend to utilize a significant amount of indebtedness in the operation of our subsidiaries’ business.

We intend to incur indebtedness in connection with the acquisition of our portfolio properties and for other purposes. Our use of leverage could have important consequences to us. For example, it could: (1) result in the acceleration of a significant amount of debt for non-compliance with the terms of such debt or, if such debt contains cross default or cross-acceleration provisions, other debt; (2) result in the loss of assets, including individual properties or portfolios, due to foreclosure or sale on unfavorable terms, which could create taxable income without accompanying cash proceeds; (3) materially impair our ability to borrow unused amounts under existing financing arrangements or to obtain additional financing or refinancing on favorable terms or at all; (4) require us to dedicate a substantial portion of our cash flow to paying principal and interest on our indebtedness, reducing the cash flow available to fund our business, to pay dividends, or to use for other purposes; (5) increase our vulnerability to an economic downturn; (6) limit our ability to withstand competitive pressures; or (7) reduce our flexibility to respond to changing business and economic conditions.

If any of the foregoing occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, and the trading price of our common stock could decline significantly.

Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This Offering is being made on a “best efforts maximum” basis and we may begin to invest net proceeds from this Offering as they are raised.

Under Regulation A, we are only allowed to raise up to $75,000,000 in any 12-month period (although we may raise capital in other ways). The amount of proceeds we raise in this Offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum Offering amount.

If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number, and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in shares of our common stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a result of completing this Offering under Regulation A, regardless of whether we are able to raise substantial funds in this Offering.

We have been organized as a corporation which will result in an additional level of taxation not incurred by entities organized as pass-through entities.

We were formed as a corporation and have elected to be taxed as a corporation. As a result, unlike limited liability companies, limited partnerships, and other pass-through entities that do not incur tax at the entity level, both we and the holders of our common stock will incur tax on any earnings generated by our real estate subsidiaries that are distributed to the holders of our common stock.

Our parent company’s liability is limited under its Master Services Agreement with us. As a result, we could experience poor performance or losses for which our parent company would not be liable.

The services provided to us by our parent company will be governed by the terms of a master services agreement. Pursuant to that agreement, it will not be liable for any error of judgment or mistake of law or for any loss we suffer in connection with the performance of the master services agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of our parent company in the performance of its duties or from reckless disregard by it of its obligations and duties under the agreement.

Our business, results of operations, financial condition, and cash flows may be adversely affected by pandemics and outbreaks of infectious disease, particularly the ongoing COVID-19 pandemic.

Pandemics, such as the current COVID-19 pandemic, and outbreaks of infectious disease may adversely impact our business, results of operations, financial condition, and cash flows. The ongoing COVID-19 outbreak in the United States has led entities directed by, or notionally affiliated with, the Federal government as well as certain states and cities, including those in which we own and will own properties, to impose and continue to implement measures intended to control the spread of COVID-19, including instituting quarantines, restrictions on travel, “shelter in place” rules, and restrictions on types of business that may continue to operate. While many of these restrictions have been removed, should restrictions on travel return in the markets that we hold properties it could materially affect travel and demand for our properties, which, in turn, could materially adversely affect our financial results and our ability to achieve our business plan.

Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. We anticipate that we will hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

In connection with the Section 3(a)(1)(C) analysis, the determination of whether an entity is a majority-owned subsidiary of our Company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company that is a majority-owned subsidiary of such person. The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

Certain of our subsidiaries may rely on the exclusion provided by Section 3(c)(5)(C) under the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act is designed for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate”. This exclusion generally requires that at least 55% of the entity’s assets on an unconsolidated basis consist of qualifying real estate interests and at least 80% of the entity’s assets consist of qualifying real estate interests or real estate-related assets. These requirements limit the assets those subsidiaries can own and the timing of sales and purchases of those assets.

To classify the assets held by our subsidiaries as qualifying real estate interests or real estate-related assets, we rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as qualifying real estate interests or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exemption from the need to register or exclusion under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies that we have chosen.

Furthermore, although we intend to monitor the assets of our subsidiaries regularly, there can be no assurance that our subsidiaries will be able to maintain their exclusion from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us.

Our board of directors may change significant corporate policies without shareholder approval.

Our investment, financing, borrowing and dividend policies and our policies with respect to all other activities, including growth, debt, capitalization and operations, will be determined by our board of directors. These policies may be amended or revised at any time and from time to time at the discretion of our board of directors without a vote of our shareholders. In addition, our board of directors may change our policies with respect to conflicts of interest provided that such changes are consistent with applicable legal requirements.

The rights of our shareholders to take action against our directors and officers are limited.

Our certificate of incorporation will eliminate the liability of our directors and officers to our shareholders for money damages to the maximum extent permitted under Delaware law. Under current Delaware law, our directors and officers will not have any liability to us or our shareholders for money damages other than liability resulting from:

●	actual receipt of an improper benefit or profit in money, property or services; or

●	active and deliberate dishonesty by the director or officer that was established by a final judgment and is material to the cause of action adjudicated.

Our bylaws will obligate us to indemnify each of our directors or officers who is or is threatened to be made a party to or witness in a proceeding by reason of his or her service in those or certain other capacities, to the maximum extent permitted by Delaware law, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of us or serving in such other capacities. In addition, we may be obligated to pay or reimburse the expenses incurred by our present and former directors and officers without requiring a preliminary determination of their ultimate entitlement to indemnification. As a result, we and our shareholders may have more limited rights to recover money damages from our directors and officers than might otherwise exist absent these provisions in our bylaws or that might exist with other companies, which could limit your recourse in the event of actions that are not in our best interests.

The Technology developed by the Company or Parent Company may not yield expected results or be delivered on time.

We could face delays, bugs, or crashes during and after the development process of any of our technologies that could cause adverse results on our timelines and ability to perform. We rely on our technology for our business model and scalability. Should the technology not yield the expected results, we may not be able to achieve scalability on the time-line or at all that we have forecasted. We rely on the ability of our employees and contractors of our Parent Company to develop our technologies to achieve desired results.

We may incur significant transaction and acquisition-related costs in connection with company acquisitions and such expenditures may create significant liquidity and cash flow risks for us.

We could incur significant, nonrecurring, and recurring costs associated with potential related company acquisition(s), including costs associated with the continued integration of the businesses. In addition, we may continue to incur additional significant, nonrecurring costs in connection with completing a Private Placement. While we have assumed that this level of expense will be incurred, there are factors beyond our control that could affect the total amount, including other integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. To the extent any acquisition and integration expenses are higher than anticipated and we do not have sufficient cash, including the additional capital raised in any exempt or private placement offering, then we may experience liquidity or cash flow issues.

Risks Related to an Investment in our Common Stock

We have set the offering price in this Offering arbitrarily and it may not reflect the value of the common stock

There is no public market for our common stock. The offering price for the common stock in this Offering has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to its assets, operations, book value or other established criteria of value.

If you purchase our common stock in this Offering, you will experience substantial and immediate dilution.

The offering price of $10.00 per share in this Offering is substantially higher than the net tangible book value per share of our outstanding common stock immediately following the completion of this Offering. If you purchase shares of common stock in this Offering, you will experience substantial and immediate dilution in our net tangible book value per share. That is because the price that you pay will be substantially greater than the net tangible book value per share of the common stock that you acquire. This dilution is due in large part to the fact that our earlier investor paid substantially less than the offering price in this Offering when it purchased its shares of our capital stock.

We are a start-up business. Start-up businesses have significant dilution to equity investors immediately upon their investment.

According to the Small Business Administration, small businesses or businesses with less than 500 employees have extraordinarily high failure rates. According to the SBA, in 2019, 9 out of 10 startups failed. Further, research indicates that 21.5% of startups fail in the first year, 30% fail in the second year, 50% fail in the fifth year, and 70% fail in their 10th year. The style of offering that we have elected to pursue, a Regulation A Tier 2 offering, exempts our offering from anti-dilution policies administered by various states, including Ohio, where we are headquartered. Investors should expect that their investment will experience immediate and high rates of dilution, and should appreciate that in Ohio, for example, that our offering would not comply with the Ohio, Division of Securities’ Dilution Policy providing that for a promotional company, like ReAlpha, with less than three years of operating history, that a promotional company’s offering may not result in dilution exceeding 50%. After accounting for the negative net worth on our balance sheet, and our sales expenses, we expect that dilution will be at least 84%, and more likely than not, greater than 84%, after accounting for our selling expenses. Because of these factors, you should not invest in this offering if you need liquidity or are unable to bear the cost of a complete loss of your investment. Due to the structure of our balance sheet, your investment will experience immediate dilution, which in the event we are not able to successfully implement our business strategy to grow the company and, in turn, achieve substantial net income, your dilution will likely never be recovered and may result in a total loss of your investment.

We may be required to offer rescission to purchasers of common stock.

Prior to the qualification of our Offering Statement by the Securities and Exchange Commission, certain required notices under state law and related filing fees were not timely made due to an error made in connection with preparation of such notices and related filings. During this period, our website included a reference to our Regulation A offering and provided viewers with the opportunity to join a waitlist. No sales were made prior to our qualification by the SEC. If our website during the qualification period were to be determined by securities regulators to not have satisfied Regulation A or state securities laws with regard to securities offers before qualification, this would have adverse consequences for us.

To comply with the terms of a Consent Order we entered into with the Securities Division of the Office of the Secretary of the Commonwealth of Massachusetts (see “OUR BUSINESS – Legal Proceedings” on page 42), we were obligated to pay a $375,000 fine and make a rescission offer to the fourteen Massachusetts investors that have purchased our shares in this Offering. This offer of rescission was made on April 29, 2022. The parties receiving the notice had until May 29, 2022, to respond and accept the rescission offer. Seven of the fourteen investors elected to accept the rescission offer, and the Company fully refunded such investors in compliance with the Consent Order, representing $11,500 in aggregate refunds for the $19,500 sales to investors in Massachusetts. This offer was made intrastate in Massachusetts pursuant to an order providing for how it was to be carried out, to the 14 investors from Massachusetts. The offer was subject to an exemption pursuant to Section 4(a)(2) of the Securities Act, as amended. For additional information about the terms of the Consent Order, see Exhibit 99.1.

Should other states take regulatory actions, we could be required to make additional rescission offers due to the late filing of notice and could be required to pay additional fees or fines. As a result of these regulatory matters, we are subject to increased litigation risk and could have class actions or derivative suits filed against us, which could impact our ability to effectuate our business plan and the value of our common stock. As of the date of this filing, we sold approximately $4.468 million from sources other than our parent company. We are working to cooperate with securities regulators and endeavor to ensure compliance going forward.

The JOBS Act did provide for federal preemption, but it did provide the states with a right to receive a notice filing and a fee. The various states interpret the limits placed upon them due to federal preemption differently, in the absence of fraud. Federal preemption, however, does not prohibit the states from regulating fraud against investors.

Tennessee, for example, sent the Company a warning letter for the late filing, but indicated at this time it was not taking any further action. A number of states, such as Connecticut, Florida, New Jersey, North Carolina, Georgia, Alabama, Hawaii, Kansas and Alaska have no filing requirement for the federal covered security that the common stock constitutes, and so no notice violation with respect to those jurisdictions is presented. Additionally, certain states, namely, Mississippi, Missouri, and Utah, have late filing fees and we have complied with that requirement and received no further correspondence from them to date. At this time, we do not have sufficient information to reasonably estimate a range of possible loss for any acts that we could be required to pay damages for. Furthermore, we do not have sufficient information to know if any other consequences could occur.

No public trading market for our shares currently exists, so it may be difficult for you to sell your shares and, if you are able to sell your shares, you may have to sell them at a substantial discount to the Offering price.

There is currently no public market for our shares and there may never be. Any resale of our common stock must comply with applicable state and federal securities laws. If you are able to sell your shares, you may have to sell them at a discount to their Offering price. It is also likely that your shares will not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

Our parent company will control the direction of our business and its ownership of our common stock will prevent you and other shareholders from influencing significant decisions.

Following the completion of this Offering, our parent company ReAlpha Tech Corp will own at least 84% of our common stock. For so long as our parent company continues to hold those shares, it will be able to significantly influence or effectively control the composition of our board of directors and the approval of actions requiring shareholder approval through its voting power. Accordingly, for such period of time, this holder will have significant influence with respect to our management, business plans and policies. In particular, for so long our parent company continues to hold its shares, it may be able to cause or prevent a change of control of our Company or a change in the composition of our board of directors, and could preclude any unsolicited acquisition of our Company. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of our Company and ultimately might affect the value of your common stock.

There is no minimum amount required as a condition of our accepting subscriptions and using the funds raised in this Offering.

Because this is a “best efforts” offering with no minimum, we will have access to any funds tendered. This means that any investment made could be the only investment in this Offering, leaving the company without adequate capital to pursue its business plan or even to cover the expenses of this Offering.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use the net proceeds from this Offering (if we sell all or a substantial number of the shares of common stock being offered) to invest in the acquisition, renovation, and managing of properties, as well as working capital and technology development. However, our management will have broad discretion in the application of the net proceeds allocated to working capital purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our common stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Our shareholders’ interest in us will be diluted if we issue additional shares, which could reduce the overall value of their investment.

Potential investors in this Offering will not have preemptive rights to any shares we issue in the future. We may only issue up to $75,000,000 in shares of Common Stock pursuant to this Offering in any 12-month period (although we may raise capital in other ways). After your purchase in this Offering, our Board of Directors may elect to (i) sell additional shares in this or future Offerings; (ii) issue equity interests in private offerings; or (iii) otherwise issue additional shares of our capital stock. To the extent we may issue additional equity interests after your purchase in this Offering, your percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the value of your shares and in the earnings and dividends per share.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for certain disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our certificate of incorporation provides that, with certain limited exceptions, the Court of Chancery of the State of Delaware is the exclusive forum for:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a claim of breach of fiduciary duty;

●	any action asserting a claim against us arising under the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware;

●	any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws; and

●	any action asserting a claim against us that is governed by the internal-affairs doctrine.

This exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to this provision. There is no certainty that a court located outside of Delaware would give effect to this provision in any given case. If a court were to find this exclusive-forum provision in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions.

Notwithstanding the foregoing in each United States jurisdiction in which we are selling securities in this Offering, we have agreed that any action or proceeding against us arising out of, or in connection with: the sale of securities; or the violation of that jurisdiction’s laws relating to the registration or sale of securities, may be commenced in any court of competent jurisdiction and proper venue within that jurisdiction. Nothing in our certificate of incorporation precludes stockholders that assert claims under the Securities Act of 1933 or the Securities Exchange Act of 1934 from bringing such claims in state or federal court, subject to applicable law.

Risks Related to Our Business and Industry

Our operating results are subject to general economic conditions and risks associated with the LLCs’ real estate assets.

Our operating results are subject to risks generally incident to the ownership and rental of residential real estate, many of which are beyond our control, including, without limitation:

●	changes in national, regional or local economic, demographic or real estate market conditions;

●	changes in job markets and employment levels on a national, regional and local basis;

●	declines in the value of residential real estate;

●	overall conditions in the housing market, including:

●	macroeconomic shifts in demand for rental homes;

●	inability to short-term rent homes to guests (“guests”) guests on a timely basis, on attractive terms, or at all;

●	failure of guests to pay rent when due or otherwise perform their short-term rental obligations;

●	unanticipated repairs, capital expenditures, weather events and possible damages from them, or other costs;

●	uninsured damages;

●	increases in property taxes, homeowners’ association (HOA) fees and insurance costs;

●	level of competition for suitable short-term rental homes;

●	terms and conditions of purchase contracts;

●	costs and time period required to convert acquisitions to short-term rental homes;

●	changes in interest rates and availability of financing that may render the acquisition of any homes difficult or unattractive;

●	the illiquidity of real estate investments, generally;

●	the short-term nature of most or all Guest stays and the costs and potential delays in re-renting;

●	changes in laws, including those that increase operating expenses or limit our ability to increase short-term rental rates;

●	the impact of potential reforms relating to government-sponsored enterprises involved in the home finance and mortgage markets;

●	rules, regulations and/or policy initiatives by government and private actors, including HOAs, to discourage or deter the purchase of single-family properties by entities owned or controlled by institutional investors;

●	disputes and potential negative publicity in connection with guest stays;

●	costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems, such as indoor mold;

●	casualty or condemnation losses;

●	the geographic mix of our properties

●	the cost, quality and condition of the properties we are able to acquire; and

●	our ability to provide adequate management, maintenance and insurance.

Any one or more of these factors could adversely affect our business, financial condition and results of operations.

The inflation or deflation of commodity prices could affect our prices, demand for our products, our sales and our profit margins.

Prices of certain commodity products, including lumber and other raw materials, are historically volatile and are subject to fluctuations arising from changes in domestic and international supply and demand, labor costs, competition, market speculation, government regulations and periodic delays in delivery. Rapid and significant changes in commodity prices may affect the demand for our services, our sales and our profit margins.

Our investments are and will continue to be concentrated in certain markets and in the single-family properties sector of the real estate industry, thus, exposing us to risk concentrations, which, in turn, exposes us to risk caused by seasonal fluctuations in short-term rental demand and downturns in certain markets or in the single-family properties sector.

Our investments in real estate assets are and will continue to be concentrated in certain markets and in the single-family properties sector of the real estate industry. This makes our investments exposed to concentrations of risk as a result. For example, a downturn or slowdown in the short-term rental demand for single-family housing caused by adverse economic, regulatory or environmental conditions, or other events, in our markets may have a greater impact on the value of our properties or our operating results than if we had more fully diversified our investments. Likewise, there are seasonal fluctuations in short-term rental demand. The aforementioned risk concentrations expose us to greater fluctuation risk in our operating results, which, in turn can affect our actual results and ability to achieve our business plan.

In addition to general, regional, national and international economic conditions, our operating performance will be impacted by the economic conditions in our markets. We base a substantial part of our business plan on our belief that property values and operating fundamentals for single-family properties in our markets will continue to increase. However, these markets have experienced substantial economic downturns in the past and could experience similar or worse economic downturns in the future. We can provide no assurance as to the extent property values and operating fundamentals in these markets will increase if at all. If economic downturn in these markets return or if we fail to accurately predict the timing of the economic performance of these markets, the value of our properties could decline and our ability to execute our business plan may be adversely affected to a greater extent than if we owned a real estate portfolio that was more geographically diversified, which could adversely affect our financial condition, operating results and our ability to make distributions to our shareholders.

We may not be able to effectively control the timing and costs relating to the renovation and maintenance of our properties, which may adversely affect our operating results and ability to make distributions to our shareholders.

Our properties often require some level of renovation either immediately upon their acquisition or in the future. While our focus is on rent-ready homes, we may acquire properties that we plan to extensively renovate. We may also acquire properties that we expect to be in good condition only to discover unforeseen defects and problems that require extensive renovation and capital expenditures. In addition, from time to time, we may perform ongoing maintenance or make ongoing capital improvements and replacements and perform significant renovations and repairs that insurance may not cover. Because our portfolio may consist of geographically dispersed properties, our ability to adequately monitor or manage any such renovations or maintenance may be more limited or subject to greater inefficiencies than if our properties were more geographically concentrated.

Our properties may have infrastructure and appliances of varying ages and conditions. Consequently, we routinely retain independent contractors and trade professionals to perform physical repair work and are exposed to all of the risks inherent in property renovation and maintenance, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the timing of receiving necessary work permits, supply-chain challenges for material required to complete work timely and cost effectively, and poor workmanship. If our assumptions regarding the costs or timing of renovation and maintenance across our properties prove to be materially inaccurate, our operating results and ability to make distributions to our shareholders may be adversely affected.

We face significant competition in the short-term rental market for guests, which may limit our ability to short-term rent our properties on favorable terms.

We believe that our competitors include:

●	Pacaso, Invitation Homes, real estate developers with short-term rentals, and mom-and-pop hosts; and

●	Hotel chains, such as Marriott, Hilton, Accor, Wyndham, InterContinental, and Huazhu, as well as boutique hotel chains and independent hotels.

We depend on short-term rental income from guests to cover our operating costs. As a result, our success depends in large part upon our ability to attract guests for our properties. We face competition for guests from other lessors of single-family properties, apartment buildings and condominium units. Competing properties may be newer, better located and more attractive to residents. Potential competitors may have lower rates of occupancy than we do or may have superior access to capital and other resources, which may result in competing owners more easily locating residents and leasing available housing at lower rental rates than we might offer at our homes. Many of these competitors may successfully attract residents with better incentives and amenities, which could adversely affect our ability to obtain quality residents and lease our single-family properties on favorable terms. This competition may affect our ability to attract and retain guests and may reduce the short-term rental rates we are able to charge.

In addition, we could also be adversely affected by high vacancy rates of short-term rentals in our markets, which could result in an excess supply of short-term rental homes and reduce occupancy and rental rates.

No assurance can be given that we will be able to attract guests. If we are unable to short-term rent our homes to suitable guests, we would be adversely affected and the value of our common stock could decline.

We may acquire alternative property types that may have less appreciation and could be more difficult to dispose.

While our acquisition strategy focuses on rent-ready single-family homes, we may in the future acquire multifamily vacation rentals, experimental homes, experiential homes, or other vacation rental viable properties. These homes may add liquidity risk and could be harder to sell at optimal prices with proper timing.

We intend to continue to acquire properties, from time to time, consistent with our investment strategy even if the short-term rental and housing markets are not as favorable as they have been in the recent past, which could adversely impact anticipated yields.

We intend to continue to acquire properties, from time to time, consistent with our investment strategy, even if the rental and housing markets are not as favorable as they have been in the recent past. Future acquisitions of properties may be more costly than those we have acquired previously. The following factors, among others, may make acquisitions more expensive:

●	improvements in the overall economy and employment levels;

●	changes in the economy affecting demand or supply of real estate properties in our markets;

●	changes in the economy affecting the money supply and interest rates in our markets;

●	changes in the economy affecting the availability of credit in our markets;

●	greater availability of consumer credit;

●	improvements in the pricing and terms of mortgages;

●	the emergence of increased competition for single-family properties from private investors and entities with similar investment objectives to ours; and

●	tax or other government incentives that encourage homeownership.

We plan to continue acquiring properties as long as we believe such properties offer an attractive total return opportunity. Accordingly, future acquisitions may have lower yield characteristics than recent past and present opportunities and, if such future acquisitions are funded through equity issuances, the yield and distributable cash per share will be reduced, and the value of our common stock may decline.

Competition in identifying and acquiring our properties could adversely affect our ability to implement our business and growth strategies, which could materially and adversely affect us.

In acquiring our properties, we compete with a variety of institutional investors, including REITs, specialty finance companies, public and private funds, savings and loan associations, banks, mortgage bankers, insurance companies, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. We also compete with individual private home buyers and small-scale investors. Certain of our competitors may be larger in certain of our markets and may have greater financial or other resources than we do. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us. In addition, any potential competitor may have higher risk tolerances or different risk, which could allow them to consider a wider variety of investments. Competition may result in fewer investments, higher prices, a broadly dispersed portfolio of properties that does not lend itself to efficiencies of concentration, acceptance of greater risk, lower yields and a narrower spread of yields over our financing costs. In addition, competition for desirable investments could delay the investment of our capital, which could adversely affect our results of operations and cash flows. As a result, there can be no assurance that we will be able to identify and finance investments that are consistent with our investment objectives or to achieve positive investment results, and our failure to accomplish any of the foregoing could have a material adverse effect on us and cause the value of our common stock to decline.

Compliance with governmental laws, regulations and covenants that are applicable to our properties or that may be passed in the future, including permit, license and zoning requirements, may adversely affect our ability to make future acquisitions or renovations, result in significant costs or delays, and adversely affect our growth strategy.

Short-term rental homes are subject to various covenants and local laws and regulatory requirements, including permitting, licensing and zoning requirements. Local regulations, including municipal or local ordinances, restrictions and restrictive covenants imposed by community developers may restrict our use of our properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our properties, including prior to acquiring any of our properties or when undertaking renovations of any of our existing properties. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. Additionally, such local regulations may cause us to incur additional costs to renovate or maintain our properties in accordance with the particular rules and regulations. We cannot assure you that existing regulatory policies will not adversely affect our ability to achieve results in terms of adherence to our forecasted plans and achieved in service rental properties on our projected timeline. Likewise, regulatory policies may adversely affect the timing or cost of our future acquisitions or renovations Additional regulations may be adopted that will increase delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our ability to obtain permits, licenses and approvals. Our failure to obtain such permits, licenses and approvals could have a material adverse effect on us and cause the value of our common stock to decline.

We may become a target of legal demands, litigation (including class actions), and negative publicity by tenant and consumer rights organizations, which could directly limit and constrain our operations and may result in significant litigation expenses and reputational harm.

Numerous tenant rights and consumer rights organizations exist throughout the country and operate in our markets. We may attract attention from some of these organizations and become a target of legal demands, litigation, and negative publicity. Many consumer organizations have become more active and better funded in connection with mortgage foreclosure-related issues and with the increased market for homes arising from displaced homeownership. Some of these organizations may shift their litigation, lobbying, fundraising, and grass roots organizing activities to focus on landlord-resident issues. While we intend to conduct our business lawfully and in compliance with applicable landlord-tenant and consumer laws, such organizations might work in conjunction with trial and pro bono lawyers in one or multiple states to attempt to bring claims against us on a class action basis for damages or injunctive relief and to seek to publicize our activities in a negative light. We cannot anticipate what form such legal actions might take or what remedies they may seek.

Additionally, such organizations may lobby local county and municipal attorneys or state attorneys general to pursue enforcement or litigation against us, may lobby state and local legislatures to pass new laws and regulations to constrain or limit our business operations, adversely impact our business, or may generate negative publicity for our business and harm our reputation. If they are successful in any such endeavors, they could directly limit and constrain our operations and may impose on us significant litigation expenses, including settlements to avoid continued litigation or judgments for damages or injunctions.

Our business is subject to laws and regulations regarding privacy, data protection, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, or otherwise harm our business.

We are subject to a variety of laws and regulations that involve matters such as: privacy; data protection; personal information; rights of publicity; content; marketing; distribution; data security; data retention and deletion; electronic contracts and other communications; consumer protection; and online payment services. These laws and regulations are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain and may be interpreted and applied inconsistently. Additionally, as we depend on third parties for key services, we rely on such third-party service providers’ compliance with laws and regulations regarding privacy, data protection, consumer protection, and other matters relating to our customers.

There are a number of legislative proposals at both the federal and state level, as well as other jurisdictions that could impose new obligations in areas affecting our business. We are subject to numerous, complex, and frequently changing laws, regulations, and contractual obligations designed to protect personal information. Various federal and state privacy and data security laws and regulatory standards create data privacy rights for users, including more ability to control how their data is shared with third parties. These laws and regulations, as well as any associated inquiries or investigations or any other government actions, may be costly to comply with, result in negative publicity, require significant management time and attention, and subject us to remedies that may harm our business, including fines or demands or orders that we modify or cease existing business practices.

We may not successfully detect and prevent fraud, misconduct, incompetence or theft by our third-party service providers. In addition, any removal or termination of third-party service providers would require us to seek new vendors or providers, which would create delays and adversely affect our operations. Poor performance by such third-party service providers will reflect poorly on us and could significantly damage our reputation among guests. In the event of fraud or misconduct by a third party, we could also be exposed to material liability and be held responsible for damages, fines or penalties and our reputation may suffer.

We may from time to time in the future acquire some of our homes through the auction process, which could subject us to significant risks that could adversely affect us.

We may from time to time in the future acquire some of our homes through the auction process, including auctions of homes that have been foreclosed upon by third party lenders. Such auctions may occur simultaneously in a number of markets, including monthly auctions on the same day of the month in certain markets. As a result, we may only be able to visually inspect properties from the street and will purchase these homes without a contingency period and in “as is” condition with the risk that unknown defects in the property may exist. Upon acquiring a new home, we may have to evict residents who are in unlawful possession before we can secure possession and control of the home. The holdover occupants may be the former owners or residents of a property, or they may be squatters or others who are illegally in possession. Securing control and possession from these occupants can be both costly and time-consuming or generate negative publicity for our business and harm our reputation.

Title defects could lead to material losses on our investments in our properties.

Our title to a property may be challenged for a variety of reasons, and in such instances title insurance may not prove adequate. We may, from time to time, in the future, acquire a number of our properties on an “as is” basis, at auctions or otherwise. When acquiring properties on an “as is” basis, title commitments are often not available prior to purchase and title reports or title information may not reflect all senior liens, which may increase the possibility of acquiring houses outside predetermined acquisition and price parameters, purchasing residences with title defects and deed restrictions, HOA restrictions on short-term renting, or purchasing the wrong residence without the benefit of title insurance prior to closing. This could lead to a material if not complete loss on our investment in such properties.

For properties we acquire at auction, we similarly do not obtain title insurance prior to purchase, and we are not able to perform the type of title review that is customary in acquisitions of real property. As a result, our knowledge of potential title issues will be limited, and no title insurance protection will be in place. This lack of title knowledge and insurance protection may result in third parties having claims against our title to such properties that may materially and adversely affect the values of the properties or call into question the validity of our title to such properties. Without title insurance, we are fully exposed to, and would have to defend ourselves against, such claims. Further, if any such claims are superior to our title to the property we acquired, we risk loss of the property purchased.

Increased scrutiny of title matters could lead to legal challenges with respect to the validity of the sale. In the absence of title insurance, the sale may be rescinded and we may be unable to recover our purchase price, resulting in a complete loss. Title insurance obtained subsequent to purchase offers little protection against discoverable defects because they are typically excluded from such policies. In addition, any title insurance on a property, even if acquired, may not cover all defects or the significant legal costs associated with obtaining clear title.

Any of these risks could adversely affect our operating results, cash flows, and ability to make distributions to our shareholders.

We are subject to certain risks associated with bulk portfolio acquisitions and dispositions.

We may acquire and dispose of properties we acquire or sell in bulk from or to other owners of single-family homes, banks and loan servicers. When we purchase properties in this manner, we may not have the opportunity to conduct interior inspections or conduct more than cursory exterior inspections on a portion of the properties. Such inspection processes may fail to reveal major defects associated with such properties, which may cause the amount of time and cost required to renovate and/or maintain such properties to substantially exceed our estimates. Moreover, to the extent the management and short-term renting of such properties has not been consistent with our property management and leasing standards, we may be subject to a variety of risks, including risks relating to the condition of the properties, the credit quality and employment stability of the residents and compliance with applicable laws, among others. In addition, financial and other information provided to us regarding such portfolios during our due diligence may be inaccurate and we may not discover such inaccuracies until it is too late to seek remedies against such sellers. To the extent we pursue such remedies, we may not be able to successfully prevail against the seller in an action seeking damages for such inaccuracies. If we conclude that certain individual properties purchased in bulk portfolio sales do not fit our target investment criteria, we may decide to sell, rather than renovate and rent, such properties, which could take an extended period of time and may not result in a sale at an attractive price.

Our lack of a long operating history could adversely impact us.

As a start-up business, we do not have a long operating history. Accordingly, recent events, including the securities regulatory matters, could have a greater impact upon us than a company that has a long operating history. For example, it may make it more difficult for us to bind coverage with insurance carriers or to achieve better rates from other service providers or lenders due to these recent events due to a higher risk profile.

Contingent or unknown liabilities could adversely affect our financial condition, cash flows and operating results.

Assets and entities that we have acquired or may acquire in the future may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for or with respect to liens attached to properties, unpaid real estate tax, utilities, or HOA charges for which a subsequent owner remains liable, clean-up or remediation of environmental conditions or code violations, claims of customers, vendors, or other persons dealing with the acquired entities, and tax liabilities. Purchases of single-family properties acquired at auction, in short sales, from lenders, or in portfolio purchases typically involve few or no representations or warranties with respect to the properties and may allow us limited or no recourse against the sellers. Such properties also often have unpaid tax, utility, and HOA liabilities for which we may be obligated but fail to anticipate. As a result, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties and entities may exceed our expectations, which may adversely affect our operating results and financial condition. Additionally, such properties may be subject to covenants, conditions, or restrictions that restrict the use or ownership of such properties, including prohibitions on short-term renting. We may not discover such restrictions during the acquisition process and such restrictions may adversely affect our ability to operate such properties as we intend.

Environmentally hazardous conditions may adversely affect us.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may have been responsible for the contamination, each person covered by applicable environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination or otherwise adversely affect our ability to sell or short-term rent the property or borrow using the property as collateral. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially and adversely affect us.

Compliance with new or more stringent environmental laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We may be subject to environmental laws or regulations relating to our properties, such as those concerning lead-based paint, mold, asbestos, proximity to power lines or other issues. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability or that the current environmental condition of our properties will not be affected by the activities of residents, existing conditions of the land, operations in the vicinity of the properties or the activities of unrelated third parties. In addition, we may be required to comply with various local, state and federal fire, health, life-safety and similar regulations. Failure to comply with applicable laws and regulations could result in fines and/or damages, suspension of personnel, civil liability or other sanctions.

If we fail to attract guests, or if we fail to provide high-quality stays and experiences, our business, results of operations, and financial condition would be materially adversely affected.

Our business depends on our ability to maintain our properties and engage in practices that encourage guests to book those properties, including increasing the number of nights that are available to book, providing timely responses to inquiries from guests, offering a variety of desirable and differentiated listings at competitive prices that meet the expectations of guests, and offering hospitality, services, and experiences that satisfy guests and which prospective guests view as valuable. If we do not establish or maintain a sufficient number of listings and availability for listings, or if the number of nights booked declines for a particular period, or the prices we are able to charge declines, our revenue would decline and our business, results of operations, and financial condition would be materially adversely affected.

Additional reasons for our financial performance may be affected by economic, social, and political factors; perceptions of trust and safety in our properties; negative experiences with guests, including guests who damage our property, throw unauthorized parties, or engage in violent and unlawful acts; and our decision to remove guests for not adhering to our guest standards or other factors we deem detrimental to our community. Our business, results of operations, and financial condition could be materially adversely affected if our guests are unable to return to normal travel in the near to immediate term.

If we fail to retain guests or add new guests, our business, results of operations, and financial condition would be materially adversely affected.

Our success depends significantly on existing guests continuing to book and attracting new guests to book our properties. Our ability to attract and retain guests could be materially adversely affected by a number of factors discussed elsewhere in these “Risk Factors,” including:

●	events beyond our control, such as the COVID-19 pandemic, other pandemics and health concerns, increased or continuing restrictions on travel, immigration, trade disputes, economic downturns, and the impact of climate change on travel, including fires, floods, severe weather and other natural disasters, and the impact of climate change on seasonal destinations;

●	failing to meet guests’ expectations, including increased expectations for cleanliness in light of the COVID-19 pandemic;

●	increased competition and use of our competitors’ properties;

●	failing to provide differentiated, high-quality, and an adequate supply of stays or experiences at competitive prices;

●	guests not receiving timely and adequate support from us;

●	our failure to provide new or enhanced offerings, tiers, or features that guests value;

●	declines or inefficiencies in our marketing efforts;

●	negative associations with, or reduced awareness of, our brand;

●	negative perceptions of the trust and safety in our properties; and

●	macroeconomic and other conditions outside of our control affecting travel and hospitality industries generally.

In addition, if our listings and other content provided are not displayed effectively to guests, we are not effective in engaging guests across our various offerings, we fail to provide an experience in a manner that meets rapidly changing demand, or guests have unsatisfactory search, booking, or payment experiences, we could fail to convert first-time guests and fail to engage with existing guests, which would materially adversely affect our business, results of operations, and financial condition.

Properties could be difficult to short-term rent, which could adversely affect our revenues.

The properties we acquire are vacant at the time of closing and we may not be successful in attracting guests to short-term rent the individual properties that we acquire as quickly as we had expected or at all. Rental revenues may be affected by declines in market rental rates more quickly than if our leases were for longer terms. Even if we are able to find guests as quickly as we had expected, we may incur vacancies and may not be able to re-short-term rent those properties without longer-than-assumed delays, which may result in increased renovation and maintenance costs. In addition, the value of a vacant property could be substantially impaired. Vacant homes may also be at risk for fraudulent activity which could impact our ability to lease a home. As a result, if vacancies continue for a longer period of time than we expect or indefinitely, we may suffer reduced revenues, which may have a material adverse effect on us.

Declining real estate valuations and impairment charges could adversely affect our financial condition and operating results.

We may review the value of our properties to determine whether their value, based on market factors, projected income and generally accepted accounting principles, has permanently decreased such that it is necessary or appropriate to take an impairment loss in the relevant accounting period. Such a loss would cause an immediate reduction of net income in the applicable accounting period and would be reflected in a decrease in our balance sheet assets. The reduction of net income from impairment losses could lead to a reduction in our dividends, both in the relevant accounting period and in future periods. Even if we do not determine that it is necessary or appropriate to record an impairment loss, a reduction in the intrinsic value of a property would become manifest over time through reduced income from the property and would therefore affect our earnings and financial condition.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect us and the value of our common stock.

Our operations are dependent upon our internal operating systems, and property management platforms, as well as external short-term rental platforms, like Airbnb, which include certain automated processes that require access to telecommunications or the internet, each of which is subject to system security risks. Certain critical components are dependent upon third party service providers and a significant portion of our business operations are conducted over the internet. As a result, we could be severely impacted by a catastrophic occurrence, such as a natural disaster or a terrorist attack, or a circumstance that disrupted access to telecommunications, the internet or operations at our third-party service providers, including viruses or experienced computer programmers that could penetrate network security defenses and cause system failures and disruptions of operations. Even though we believe we utilize appropriate duplication and back-up procedures, a significant outage in telecommunications, the internet or at our third-party service providers could negatively impact our operations.

Security breaches and other disruptions could compromise our information systems and expose us to liability, which would cause our business and reputation to suffer.

Information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyberattacks. In the ordinary course of our business, we acquire and store sensitive data, including intellectual property, our proprietary business information and personally identifiable information of our prospective and current residents, employees and third-party service providers. The secure processing and maintenance of such information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored therein could be accessed, publicly disclosed, misused, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services we provide to customers or damage our reputation, any of which could adversely affect our results of operations, reputation and competitive position.

We rely upon Amazon Web Services to operate certain aspects of our service and any disruption of or interference with our use of the Amazon Web Services operation would impact our operations and our business would be adversely impacted.

Amazon Web Services (“AWS”) provides a distributed computing infrastructure platform for business operations, or what is commonly referred to as a “cloud” computing service. Our software and computer systems have been designed to utilize data processing, storage capabilities and other services provided by AWS. Currently, we run the vast majority of our computing on AWS. Given this, along with the fact that we cannot easily switch our AWS operations to another cloud provider, any disruption of or interference with our use of AWS would impact our operations and our business would be adversely impacted.

We may be involved in a variety of litigation.

We may be involved in a range of legal actions in the ordinary course of business. These actions may include, among others, challenges to title and ownership rights, disputes arising over potential violations of HOA rules and regulations, issues with local housing officials arising from the condition or maintenance of the property, outside vendor disputes and trademark infringement and other intellectual property claims. These actions can be time-consuming and expensive, and may adversely affect our reputation. Although we are not involved in any legal or regulatory proceedings that we expect would have a material adverse effect on our business, results of operations or financial condition and such proceedings may arise in the future.

We may suffer losses that are not covered by insurance.

We attempt to ensure that our properties are adequately insured to cover casualty losses. However, there are certain losses, including losses from floods, fires, earthquakes, wind, pollution, acts of war, acts of terrorism or riots, for which we may self-insure or which may not always or generally be insured against because it may not be deemed economically feasible or prudent to do so. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In particular, a number of our properties may be located in areas that are known to be subject to increased earthquake activity, fires, or wind and/or flood risk. While we may have policies for earthquakes and hurricane and/or flood risk, our properties may nonetheless incur a casualty loss that is not fully covered by insurance. In such an event, the value of the affected properties would be reduced by the amount of any such uninsured loss, and we could experience a significant loss of capital invested and potential revenues in such properties and could potentially remain obligated under any recourse debt associated with such properties. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a particular property after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property. Any such losses could adversely affect us and cause the value of our common stock to decline. In addition, we may have no source of funding to repair or reconstruct the damaged home, and we cannot assure that any such sources of funding will be available to us for such purposes in the future.

We are subject to risks from natural disasters such as earthquakes and severe weather.

Natural disasters and severe weather such as earthquakes, tornadoes, hurricanes or floods may result in significant damage to our properties. The extent of our casualty losses and loss in operating income in connection with such events is a function of the severity of the event and the total amount of exposure in the affected area. When we have geographic concentration of exposures, a single catastrophe (such as an earthquake, especially in California) or destructive weather event (such as a hurricane) affecting a region may have a significant negative effect on our financial condition and results of operations. As a result, our operating and financial results may vary significantly from one period to the next. Our financial results may be adversely affected by our exposure to losses arising from natural disasters or severe weather.

Climate change may adversely affect our business.

To the extent that significant changes in the climate occur in areas where our properties are located, we may experience extreme weather and/or changes in precipitation and temperature, all of which may result in physical damage to, or a decrease in demand for, properties located in these areas or affected by these conditions. Should the impact of climate change be material in nature, including significant property damage to or destruction of our properties, or occur for lengthy periods of time, our financial condition or results of operations may be adversely affected. In addition, changes in federal, state, and local legislation and regulation based on concerns about climate change could result in increased capital expenditures on our existing properties (for example, to improve their energy efficiency and/or resistance to inclement weather) without a corresponding increase in revenue, resulting in adverse impacts to our results of operations.

Eminent domain could lead to material losses on our investments in our properties.

Governmental authorities may exercise eminent domain to acquire the land on which our properties are built in order to build roads and other infrastructure. Any such exercise of eminent domain would allow us to recover only the fair value of the affected properties. In addition, “fair value” could be substantially less than the real market value of the property for a number of years, and we could effectively have no profit potential from properties acquired by the government through eminent domain.

We may have difficulty selling our real estate investments and our ability to distribute all or a portion of the net proceeds from any such sale to our shareholders may be limited.

Real estate investments are relatively illiquid and, as a result, we may have a limited ability to sell our properties. When we sell any of our properties, we may recognize a loss on such sale. We may elect not to distribute any proceeds from the sale of properties to our shareholders. Instead, we may use such proceeds for other purposes, including:

●	purchasing additional properties;

●	repaying debt or buying back shares;

●	creating working capital reserves; or

●	making repairs, maintenance or other capital improvements or expenditures to our remaining properties.

Laws, regulations, and rules that affect the short-term rental may limit our ability to offer short-term rentals and could expose us to significant penalties, which could have a material adverse effect on our business, results of operations, and financial condition.

Hotels and groups affiliated with hotels, neighborhoods, and communities have engaged and will likely continue to engage in various lobbying and political efforts for stricter regulations governing short-term rentals with both local and national jurisdictions. These groups and others cite concerns around affordable housing and over-tourism in major cities, and some state and local governments have implemented or considered implementing rules, ordinances, or regulations governing the short-term rental of properties and/or home sharing. Such regulations include ordinances that restrict or ban short-term rentals, set annual caps on the number of days we can rent our homes for short-term rental, require us to register with the municipality or city, or require us to obtain permission before offering short-term rentals. In addition, some jurisdictions regard short-term rental as “hotel use” and claim that such use constitutes a conversion of a residential property to a commercial property requiring a permitting process. Macroeconomic pressures and public policy concerns could continue to lead to new laws and regulations, or interpretations of existing laws and regulations, which limit the ability of hosts to share their spaces. If laws, regulations, rules, or agreements significantly restrict or discourage short-term rentals in certain jurisdictions, it would have a material adverse effect on our business, results of operations, and financial condition.

Guest, or third-party actions that are criminal, violent, inappropriate, or dangerous, or fraudulent activity, may undermine the safety or the perception of safety of our properties and our ability to attract and retain guests and materially adversely affect our reputation, business, results of operations, and financial condition.

We have no control over or ability to predict the actions of our guests and other third parties, such as neighbors or invitees, either during the guest’s stay, experience, or otherwise, and therefore, we cannot guarantee the safety of our guests, and third parties. The actions of guests and other third parties can result in fatalities, injuries, other bodily harm, fraud, invasion of privacy, property damage, discrimination, brand and reputational damage, which could create potential legal or other substantial liabilities for us. ReAlpha does not verify the identity of our guests nor do we verify or screen third parties who may be present during a reservation. We rely on the booking sites’ ability to validate the guests’ information. The verification processes used by the booking sites are beneficial but not exhaustive and have limitations due to a variety of factors, including laws and regulations that prohibit or limit their ability to conduct effective background checks in some jurisdictions, the unavailability of information, and the inability of their systems to detect all suspicious activity. There can be no assurances that these measures will significantly reduce criminal or fraudulent activity.

If guests, or third parties engage in criminal activity, misconduct, fraudulent, negligent, or inappropriate conduct or use our properties as a conduit for criminal activity, consumers may not consider our listings safe, and we may receive negative media coverage, or be subject to involvement in a government investigation concerning such activity, which could adversely impact our brand and reputation – thereby impacting our operating results.

The methods used by perpetrators of fraud and other misconduct are complex and constantly evolving, and our trust and security measures may currently or in the future be insufficient to detect and help prevent all fraudulent activity and other misconduct.

In addition, certain regions where we are planning to operate have higher rates of violent crime or more relaxed safety standards, which can lead to more safety and security incidents, and may adversely impact the bookings of our properties in those regions and elsewhere.

If criminal, inappropriate, fraudulent, or other negative incidents occur due to the conduct of guests or third parties, our ability to attract and retain guests would be harmed, and our business, results of operations, and financial condition would be materially adversely affected – thereby impacting other guests. Such incidents may in the future prompt stricter home short-term rental regulations or regulatory inquiries into our policies and business practices.

Measures that we are planning to take to ensure the trust and safety of our properties may cause us to incur significant expenditures and may not be successful.

We are planning to take measures to ensure the trust and safety of our properties, to combat fraudulent activities and other misconduct and improve trust, such as using SMART locks, noise monitoring systems, and potentially use identity scanners at each property. These measures are long-term investments in our business to promote the trust and safety of our properties; however, some of these measures increase friction by increasing the number of steps required to be able to rent one of our properties, which could reduce Guest activity, and could materially and adversely affect our business, results of operations, and financial condition. The timing and implementation of these measures will vary across geographies. There can be no assurances that our plans to invest in the trust and safety of our properties will be successful, significantly reduce criminal or fraudulent activity on or off our properties, or be sufficient to protect our reputation in the event of such activity.

In the future, we may have operations in countries known to experience high levels of corruption and any violation of anti-corruption laws could subject us to penalties and other adverse consequences.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”) and other laws in the United States and elsewhere that prohibit improper payments or offers of payments to foreign governments and their officials, political parties, state-owned or controlled enterprises, and/or private entities and individuals for the purpose of obtaining or retaining business. We may have operations in, and that otherwise deal with countries known to experience corruption. Our activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees, contractors, agents, or users that could be in violation of various laws, including the FCPA and anti-bribery laws in these countries. Failure to comply with any of these laws and regulations may result in extensive internal or external investigations as well as significant financial penalties and reputational harm, which could materially adversely affect our business, results of operations, and financial condition.

Risks Related to Our Indebtedness

We intend to utilize a significant amount of indebtedness in the operation of our business.

We intend to use a significant amount of debt for the acquisition of our portfolio companies and for other purposes. Our leverage could have important consequences to us. For example, it could: (1) result in the acceleration of a significant amount of debt for non-compliance with the terms of such debt or, if such debt contains cross default or cross-acceleration provisions, other debt; (2) result in the loss of assets, including individual properties or portfolios, due to foreclosure or sale on unfavorable terms, which could create taxable income without accompanying cash proceeds; (3) materially impair our ability to borrow unused amounts under existing financing arrangements or to obtain additional financing or refinancing on favorable terms or at all; (4) require us to dedicate a substantial portion of our cash flow to paying principal and interest on our indebtedness, reducing the cash flow available to fund our business, to pay dividends, or to use for other purposes; (5) increase our vulnerability to an economic downturn; (6) limit our ability to withstand competitive pressures; or (7) reduce our flexibility to respond to changing business and economic conditions.

If any of the foregoing occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, and the trading price of our common stock could decline significantly.

Our cash flows and operating results could be adversely affected by required payments of debt or related interest and other risks of our debt financing.

We are generally subject to risks associated with debt financing. These risks include: (1) our cash flow may not be sufficient to satisfy required payments of principal and interest; (2) we may not be able to refinance existing indebtedness or the terms of the refinancing may be less favorable to us than the terms of existing debt; (3) required debt payments are not reduced if the economic performance of any property declines; (4) debt service obligations could reduce funds available for distribution to our shareholders and funds available for capital investment; (5) any default on our indebtedness could result in acceleration of those obligations and possible loss of property to foreclosure; and (6) the risk that necessary capital expenditures cannot be financed on favorable terms. If a property is pledged to secure payment of indebtedness and we cannot make the applicable debt payments, we may have to surrender the property to the lender with a consequent loss of any prospective income and equity value from such property. Any of these risks could place strains on our cash flows, reduce our ability to grow and adversely affect our results of operations.

We may be unable to obtain financing through the debt and equity markets, which would have a material adverse effect on our growth strategy and our financial condition and results of operations.

We cannot assure you that we will be able to access the capital and credit markets to obtain additional debt or equity financing or that we will be able to obtain financing on terms favorable to us. Our inability to obtain financing could have negative effects on our business. Among other things, we could have great difficulty acquiring, re-developing or maintaining our properties, which would materially and adversely affect our business strategy and portfolio, and may result in our: (1) liquidity being adversely affected; (2) inability to repay or refinance our indebtedness on or before its maturity; (3) making higher interest and principal payments or selling some of our assets on terms unfavorable to us to service our indebtedness; or (4) issuing additional capital stock, which could further dilute the ownership of our existing shareholders.

Secured indebtedness exposes us to the possibility of foreclosure on our ownership interests in our short-term rental homes.

Incurring mortgage and other secured indebtedness increases our risk of loss of our ownership interests in our rental homes because defaults thereunder, and the inability to refinance such indebtedness, may result in foreclosure action initiated by lenders. For tax purposes, a foreclosure of any of our short-term rental homes would be treated as a sale of the home for a purchase price equal to the outstanding balance of the indebtedness secured by such rental home. If the outstanding balance of the indebtedness secured by such short-term rental home exceeds our tax basis in the short-term rental home, we would recognize taxable income on foreclosure without receiving any cash proceeds.

Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition.

Our future debt agreements may contain, the credit facility that our Company expects to enter into concurrently with or prior to the completion of this Offering will contain and future debt agreements may contain, financial and/or operating covenants, including, among other things, certain coverage ratios, as well as limitations on the ability to incur secured and unsecured debt. These covenants may limit our operational flexibility and acquisition and disposition activities. Moreover, if any of the covenants in these debt agreements are breached and not cured within the applicable cure period, we could be required to repay the debt immediately, even in the absence of a payment default. As a result, a default under applicable debt covenants could have an adverse effect on our financial condition or results of operations.

Risks Related to Compliance and Regulation

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including requirements that impact our board of directors or require independent board committees.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting a registered public offering or listing on a national stock exchange would be. Accordingly, are we are not required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $75,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We may intend to use the extended transition period for complying with new or revised accounting standards under part F/S of Regulation A.

We may intend to elect to use the extended transition period for complying with new or revised accounting standards under part F/S of Regulation A, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

As a Tier-2 issuer, we are subject to fewer reporting obligations than a company subject to registration under the Securities Exchange Act of 1934 (“Exchange Act”).

Under Regulation A, we expect, as a Tier-2 issuer, we would be required to publicly report on an ongoing basis according to requirements that are more relaxed than those for reporting companies that qualify as “emerging growth companies” under the Securities Exchange Act of 1934 (the “Exchange Act.”) The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

At this time, we do not have a plan for registering under the Exchange Act with the SEC. If we were to become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. As long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of June 30 or before that time, we would cease to be an “emerging growth company” as of the following December 31.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our shareholders could receive less information than they might expect to receive from more mature public companies.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.

Laws intended to prohibit money laundering may require our Company to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require our Company or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of shares of our common stock to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, shares of our common stock may be refused.

Our focus on the long-term best interests of our Company and our consideration of all of our stakeholders, including our shareholders, guests, members, employees, the communities in which we operate, and other stakeholders that we may identify from time to time, may conflict with short- or medium-term financial interests and business performance, which may negatively impact the value of our common stock.

We believe that focusing on the long-term best interests of our Company and our consideration of all of our stakeholders, including our shareholders, guests, members, employees, the communities in which we operate, and other stakeholders we may identify from time to time, is essential to the long-term success of our Company and to long-term shareholder value. Therefore, we may make decisions that we believe are in the long-term best interests of our Company and our shareholders, even if such decisions may negatively impact the short- or medium-term performance of our business, results of operations, and financial condition or the short- or medium-term performance of our common stock. Our commitment to pursuing long-term value for the company and its shareholders, potentially at the expense of short- or medium-term performance, may materially adversely affect the value of our common stock, including by making owning our common stock less appealing to investors who are focused on returns over a shorter time horizon. Our decisions and actions in pursuit of long-term success and long-term shareholder value, which may include changes to our platform and to properties to enhance the experience of our guests, and the communities in which we operate, including by improving the trust and safety of our business, changes in the manner in which we deliver community support, investing in our relationships with our guests, and employees, investing in and introducing new products and services, or changes in our approach to working with local or national jurisdictions on laws and regulations governing our business, may not result in the long-term benefits that we expect, in which case our business, results of operations, and financial condition, as well as the trading price of our common stock, could be materially adversely affected.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. Some of the statements in the sections of this Offering Circular captioned “Offering Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” and elsewhere in this Offering Circular contain forward-looking statements. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations and funds from operations, our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our shareholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “could,” “would,” “should,” “anticipates,” “predicts,” “projects,” “potential,” “continue,” “ongoing,” “forecasts” and the correlative negatives and other variations of these words and similar expressions are intended to identify forward-looking statements. These statements do not guarantee of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control. Furthermore, these statements are difficult to predict and/or could cause actual results to differ materially from those expressed or forecast in the forward-looking statements.

These statements involve risks, uncertainties, assumptions and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Offering Circular, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this Offering Circular include, but are not limited to, statements about:

●	Risks and uncertainties related to the Company and our business model;

●	Risks and uncertainties related to the national and local economies and the real estate industry in general and in our specific markets;

●	Volatility in the capital markets;

●	Rising interest and insurance rates;

●	Availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures;

●	Legislative or regulatory changes, including changes to laws governing short-term rental businesses;

●	Our dependence upon our business partners and their key personnel whose continued service is not guaranteed;

●	Our business partners’ ability to identify, hire and retain highly qualified executives in the future;

●	Availability of appropriate property acquisition targets;

●	Failure to integrate any acquisitions successfully;

●	The financial condition and liquidity of, or disputes with, any business partners;

●	Impact of ad valorem, property and income taxes;

●	Repair or renovation delays, increasing costs or exceeding completion time estimates;

●	Changes in our credit ratings;

●	Potential liability for uninsured losses and environmental liabilities;

●	Potential need to fund improvements or other capital expenditures out of operating cash flow;

●	Our failure to obtain necessary outside financing;

●	Decreased occupancy rates in our short-term rentals;

●	Exposure to liability relating to environmental and health and safety matters;

●	Changes in real estate and zoning laws and increases in real property tax rates;

●	Failure of acquisitions to yield anticipated results;

●	Risks associated with breaches of our data security;

●	Our ability to retain our executive officers and other key personnel of our advisors and their affiliates;

●	The ability of our managers and their affiliates to source and service our real estate assets, and the quality and performance of these assets;

●	Our ability to retain and hire competent employees and appropriately staff our operations;

●	Our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Investment Company Act and other laws; and

●	Changes to generally accepted accounting principles, or GAAP.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully review the “Risk Factors” section of this Offering Circular above. New factors may also emerge from time to time that could materially and adversely affect us.

DILUTION

Dilution (also known as stock or equity dilution) occurs when a company issues new stock, which results in a decrease of an existing stockholder’s ownership percentage of that company. Stock dilution can also occur when holders of stock options, such as company employees, or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder owns a smaller, or diluted, percentage of the company. Share dilution may happen anytime a company needs additional capital and issues equity securities to obtain such additional capital. Future sales of substantial amounts of our Common Stock in the public market could adversely affect the Shares’ then-prevailing market prices (if any), as well as our ability to raise equity capital in the future.

Dilution can also occur when a company issues equity as a result of an arbitrary determination of the Offering price of the shares being offered. In the case of this Offering, because there is no established public market for the Shares, the Offering Price and other terms and conditions relating to the shares have been determined by the Company arbitrarily and do not bear any necessary relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the Offering Price or its fairness to investors.

From time to time after the termination of this Offering, we may issue additional Shares to raise additional capital for the Company. Any such issuances may result in dilution of then existing stockholders, including investors in this Offering. If in the future the number of Shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, which, depending on the amount of capital raised by the issuance of the additional Shares, could render the Shares then held by stockholders less valuable than before the new issuance. Dilution may also reduce the value of existing Shares by reducing the Common Stock’s earnings per Share. There is no guarantee that dilution of Common Stock will not occur in the future.

PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “WHERE YOU CAN FIND ADDITIONAL INFORMATION” below for more details.

We are offering up to a maximum of 7,500,000 shares of our common stock. Through July 5, 2022, we have sold approximately 496,788 shares of the maximum. Our shares of Common Stock being offered hereby will be offered by: (1) persons associated with us through our web portal at http://realpha.webflow.io/home-no-blur; and (2) our Broker-Dealer’s online listing platform OfferBoard at www.entoro.com.  In conducting this offering, such persons associated with reAlpha intend to rely on the exemption from registration contained in Exchange Act Rule 3a4-1.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the reAlpha website, as well as on the Commission’s website sec.gov.

Broker-Dealer

We have engaged a Broker-Dealer to promote the sales of our shares. Our Broker-Dealer is:

Entoro Securities, LLC

333 W. Loop N Freeway, STE 333

Houston, TX 77204

Our shares of Common Stock are being offered and sold by the Company through 1) our own online efforts on the reAlpha Platform at https://realpha.webflow.io/home-no-blur, and 2) through the Entoro Securities, LLC (“Entoro”)-affiliated online listing platform “OfferBoard” at www.entoro.com on a best efforts basis.  OfferBoard is owned by OfferBoard, LLC, a subsidiary of Entoro Securities, LLC’s parent Entoro LLC.

OfferBoard will also perform certain administrative and compliance related services in connection with all shares of Common Stock sold in this offering, both on the reAlpha Platform and on OfferBoard, such as:

●	Review investor information for investors in this offering, including performing and/or reviewing KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether or not to accept investor as a customer;

●	Review each investor’s subscription agreement to confirm such investor’s participation in the Offering, and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation;

●	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks); and

●	Coordinate with third party providers to ensure adequate review and compliance.

Our Broker-Dealer is a member of the Financial Industry Regulatory Authority (FINRA). FINRA is not a government agency. Rather, it is an independent regulatory body. FINRA has established rules that govern their member brokers and dealers engaged in the sales and promotion of securities.  For more information, please see FINRA’s website at finra.org.

Our Broker-Dealer is also a member of Securities Investor Protection Corporation (SIPC). SIPC is an insurance mechanism that protects investors in the event that a broker-dealer, such as Entoro, fails. In such an event, investors may regain control over cash and securities that were being held by the broker-dealer at the time of failure. This will likely not provide you any protection because Entoro is not authorized to receive cash from investors and has not been authorized to hold our securities. For detailed information on the scope of Entoro Securities, LLC’s role in the sale and promotion of our shares, please see the engagement contract presented in Exhibit 1.

Compensation

Entoro will charge 1% of the gross offering proceeds, except in instances where it has facilitated sale, for which funds specifically it will instead charge 5%. For example, if the Company directly solicits an investment from an investor, and Entoro played no role in facilitating this investors’ investment, Entoro will still earn a 1% commission on such investment. Entoro will also charge a $10,000 advisory/consulting fee, which is deemed to be earned on the latter of SEC qualification of the offering statement of which this offering circular is a part, or the issuing by FINRA of a No Objection Letter regarding Entoro’s compensation structure. In addition, we have advanced $10,000 to Entoro towards expenses, such as due diligence expenses, technology platform setup costs, and other support necessary prior to qualification of this offering. This advance is refundable to the extent not used. More broadly and inclusive of the $10,000 advance, we have agreed to reimburse Entoro for all out-of-pocket expenses incurred in connection this engagement, including reasonable travel and amounts paid to outside professionals or experts retained in connection with Entoro’s performance under the engagement, up to a maximum of $40,000, with $15,000 being the maximum allocated for reimbursement for use of outside counsel, which Entoro may engage to assist in connection with its services in this offering. Also included under expenses, we have reimbursed Entoro its filing fee of approximately $11,750 paid to FINRA for a review of Entoro’s compensation for its services in connection with this offering. The maximum expenses of $40,000 includes maximum reimbursement for outside counsel fees and any expenses incurred in conducting background checks.

While Entoro’s agreement references charges for background checks of management and significant stakeholders, we obtained such background checks through other channels acceptable to Entoro, so there will be no associated charges involving Entoro or its service providers in this offering. For the avoidance of doubt,

The broker-dealer is not entitled to fees based on a right of refusal. The agreement with Entoro filed as Exhibit 1 to this Offering Statement specifies that the Company agrees that if the current offering is successfully consummated, it will provide a right of first refusal for six (6) months, not to exceed three (3) years from the commencement of the first sale in this offering, to act as placement agent or joint placement agent on at least equal economic terms on any future public or private equity financing. Entoro Securities, LLC will be compensated on a basis to be mutually agreed upon with the Company on any future transaction and no additional fees are owed to the broker-dealer in the current offering.

The total minimum compensation Entoro would be entitled to if the Company issued the maximum number of securities under a $75,000,000 raise would be $770,000, made up of $750,000 in 1% commission, a $10,000 expense advance and $10,000 in advisory and consulting fees. The total maximum compensation Entoro would be entitled to if the Company issued the maximum number of securities under a $75,000,000 raise, if all proceeds were facilitated by Entoro’s efforts, and if possible expenses were maximized, would be $3,541,606, made up of $3,501,606 in 5% commission, maximum expenses of $40,000, and $10,000 in advisory and consulting fees.

Our Broker-Dealer has been authorized to promote the sales of our Company Stock through direct solicitation and marketing campaigns and subsequently directing prospective investors to our Technology Platform, which is operated by DealMaker, or to OfferBoard.

DealMaker is independent of Entoro, but offers a means for organizations to run capital raises providing subscription agreements electronically, digital payments and customer service team.

The Offering is now being made through Entoro Securities, LLC (“Entoro Securities”), Member FINRA/SIPC, who will act as the broker/dealer of record. Its principal address is 333 W. Loop N., Suite 333, Houston TX, 77024. There is no minimum amount of shares required to be sold in this Offering.

Previously, our broker of record was Dalmore Group, Member FINRA/SIPC. Its principal address is 1177 Avenue of The Americas, 7th floor, New York, NY 10036. Dalmore Group received a selling commission of 1% on the gross Offering proceeds raised during its tenure and certain fees and expenses. No fees were paid to Dalmore Group for the investment by our parent company, ReAlpha Tech Corp. Total fees and expenses paid to Dalmore Group through June 2022 were $49,254. Dalmore Group also received a one-time set up fee of $5,000 and a one-time consulting fee of $20,000 payable after FINRA issues a No-Objection Letter.

The shares will be sold at a public offering price of $10 per share. The minimum initial investment is at least $1,000 and any additional purchases must be investments of at least $10, but purchases of less than $1,000 may be made in the discretion of the dealer manager.

This Offering will terminate at the earlier of: (1) the date at which the maximum amount of offered Common Stock has been sold, (2) the date which is one year after the offering statement of which this Offering Circular forms a part is qualified by the SEC, subject to an extension of up to an additional two years at the discretion of our Company and the dealer manager, or (3) the date on which this Offering is earlier terminated by us in our sole discretion.

	Per Share	Maximum Offering
Public Offering Price	$10.00	$75,000,000
Sales Commission(4)	-	-
Dealer Manager Fee(1)(3)	$0.10	$750,000
Proceeds to us before expenses(2)(3)	$9.90	$74,250,000

(1)	In June 2022, we engaged Entoro Securities, LLC, to serve as dealer manager paying a 1% fee of gross proceeds, except in circumstances where it has facilitated sale for which it will charge 5%.
(2)	In addition to selling expense, Entoro will charge a $10,000 advisory fee upon SEC qualification. We have also agreed to pay out of pocket expenses of Entoro up to maximum of $40,000.

(3)	In connection with our prior dealer manager, Dalmore Group, we similarly agreed to pay a 1% selling commission of the gross Offering proceeds. In addition to the selling commissions, we agreed to pay the dealer manager a one-time set-up fee of $5,000 and a one-time consulting fee of $20,000 payable after the FINRA issues a No-Objection Letter.
(4)	If instead, Entoro Securities, LLC facilitates a sale, we will pay a charge of 5% in lieu of the 1% fee.

We will be responsible for all expenses related to the issuance and distribution of the common stock in this Offering, including all expenses incident to marketing the Offering and submitting filings with federal and state regulatory authorities, legal and accounting fees, and all costs of reproduction and distribution of this Offering Circular and any amendment or supplement thereto. Marketing to Regulation A investors involves significant marketing expenses to the issuer. To date, we have facilitated 100% of our own sales and incurred marketing expenses of approximately $1.7 million related to this Offering. We expect to continue to have marketing expenses. These marketing expenses will vary depending upon the proportion of sales facilitated by Entoro Securities, LLC. We expect to continue to have marketing expenses of approximately $1.5 million to $5.8 million for a range of additional gross offering proceeds of $20 million to $75 million, respectively.

To the extent permitted by law and our certificate of incorporation, we will indemnify the participating broker-dealers and the dealer manager against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the Placement Agent Agreement with Entoro Securities (the “Broker Dealer Agreement”). Nevertheless, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

Purchases by Officers and Directors

Our officers and directors and affiliates of our officers and directors are permitted to purchase shares in this Offering. Any such purchases shall be conducted in compliance with the applicable provisions of Regulation Mand will be conducted upon the same price per share paid by outside investors purchasing in this Offering.

Investment Procedures

Investors must complete and execute a subscription agreement for a specific number of shares and pay for the shares at the time of the subscription. Subscription agreements will be submitted electronically, if electronic subscription agreements and signature are made available to you by your broker-dealer or registered investment advisor. Generally, when submitting a subscription agreement electronically, a prospective investor will be required to agree to various terms and conditions by checking boxes and to review and electronically signing any necessary documents. You may pay the purchase price for your shares by check or wire transfer in accordance with the instructions contained in your subscription agreement. Subscription payments should be delivered directly to DealMaker, in accordance with the instructions contained in the subscription agreement. If you send your subscription payment to your broker or registered investment advisor, then your broker or registered investment advisor will immediately forward your subscription payment to DealMaker. Subscriptions will be effective only upon our acceptance.

You may not subscribe to this Offering prior to the date Offering Statement of which this Offering Circular forms a part is qualified by the SEC. Before such date, you may only make non-binding indications of your interest to purchase securities in the Offering. For any subscription agreements received after such date, we have the right to review and accept or reject the subscription in whole or in part, for any reason or for no reason. If rejected, we will return all funds to the rejected investor within ten business days, without interest. If accepted, the funds will remain in the DealMaker account until withdrawn by us.

Following the initial closing of this Offering, we expect to have several subsequent closings of this Offering until the maximum Offering amount is raised or the Offering is terminated. We expect to have closings on a monthly basis and expect that we will accept all funds subscribed for each month subject to our needs consistent with the use of proceeds described in this Offering Circular. Investors should expect to wait approximately one month and no longer than forty-five days before we accept their subscriptions and they receive the securities subscribed for. An investor’s subscription is binding and irrevocable and investors will not have the right to withdraw their subscription or receive a return of funds unless we reject the investor’s subscription. You will receive a confirmation of your purchase promptly following the closing in which you participate.

Investment Amount Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A Offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an accredited investor:

●	A person who had individual income in excess of $200,000 in each of the two most recent years or joint income with their spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

●	A person whose individual net worth, or joint net worth with their spouse or spousal equivalent, exceeds $1,000,000;

●	A director or executive officer of our Company;

●	A person holding one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

●	An entity all of whose beneficial equity owners are accredited investors;

●	An entity that has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities offered and is one or more of the following (A) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; (B) a corporation, (C) a business trust, (D) a partnership, or (E) a limited liability company;

●	A trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of acquiring the securities offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the securities offered;

●	A bank, as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

●	A broker or dealer registered pursuant to section 15 of the Exchange Act;

●	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

●	An investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940, or the Investment Advisers Act;

●	An insurance company as defined in section 2(a)(13) of the Securities Act;

●	An investment company registered under the Investment Company Act of 1940, or the Investment Company Act, or a business development company as defined in section 2(a)(48) of the Investment Company Act;

●	A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

●	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

●	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

●	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and (A) the investment decision is made by a plan fiduciary, as defined therein, in Section 3(21), which is either a bank, savings and loan association, insurance company, or registered investment adviser; or (B) the employee benefit plan has total assets in excess of $5,000,000; or (C) the plan is a self-directed plan with investment decisions made solely by persons who are “accredited investors” as defined therein;

●	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act;

●	A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act: (A) with assets under management in excess of $5,000,000, (B) that is not formed for the specific purpose of acquiring the securities offered, and (C) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

●	A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements in the bullet above and whose prospective investment in the issuer is directed by such family office pursuant to clause (C) of that bullet; and/or

●	An entity, of a type not listed in the bullets above for entities, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

For purposes of calculating net worth, a person’s primary residence is not included as an asset; indebtedness that is secured by a primary residence, up to the estimated fair market value of the primary residence at the time of the purchase of securities, is not included as a liability (except that if the amount of such indebtedness outstanding at the time of the purchase of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess is included as a liability); and indebtedness that is secured by a primary residence in excess of the estimated fair market value of the primary residence at the time of the purchase of securities is included as a liability.

In determining income, an investor should add to the investor’s adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deduction claimed for depletion, contribution to an IRA or Keogh plan, alimony payments, and any amount by which income for long-term capital gains has been reduced in arriving at adjusted gross income.

Restriction in Massachusetts

Effective April 15, 2022, upon the effectiveness of Consent Decree we entered into with the Commonwealth of Massachusetts, this Offering is not being made in the Commonwealth of Massachusetts and our common stock is not available for purchase by residents of Massachusetts.

Offer Restrictions outside the United States

Other than in the United States, no action has been taken by us or the dealer manager that would permit a public Offering of the securities offered by this Offering Circular in any jurisdiction where action for that purpose is required. The securities offered by this Offering Circular may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other Offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this Offering Circular in any jurisdiction in which such an offer or a solicitation is unlawful.

Investor Perks

To encourage participation in the Offering, we are providing specific perks for investors who invest a minimum of $1,000 in this Offering, subject to the restrictions set forth below. We are of the opinion that these perks do not have any cash value and do not alter the sales price or cost basis of the securities in this offering. Instead, the perks are a “thank you” to investors that help us achieve our mission. However, it is recommended that investors consult with a tax professional to fully understand any tax implications of receiving any perks before investing. The perks will exclude cleaning costs and taxes.

The table below presents the investment level to receive the stated perk:

Investment Amount	Rewards
$1,000-$2,499	A 100% discount on two days of stay in ReAlpha properties will be awarded.
$2,500-$4,999	A 100% discount on four days of stay in ReAlpha properties will be awarded.
$5,000-$9,999	A 100% discount on eight days of stay in ReAlpha properties will be awarded.
$10,000+	A 100% discount on sixteen days of stay in ReAlpha properties will be awarded.

Once available, the free stays will be usable at any ReAlpha property during periods of vacancy with the following exceptions:

●	Cannot be used during weekends;

●	Cannot be used in properties worth $1 million or more;

●	Cannot be used during black-out times (maintenance, high demand days, and additional days that will be up to ReAlpha to evaluate);

As of the date of this Offering Circular, there are no properties available to satisfy the free stays. However, we plan to have a satisfactory supply of properties by 2025, although there is no assurance that we will.

This discount is not transferable.

Relmagine Fund

Upon closing this Regulation A offering, our parent company, reAlpha Tech Corp., will contribute out of its own funds an amount equal to 2% of the funds raised in this Offering to form a fund for the purpose of providing real estate and workforce opportunities to underrepresented populations. As of May 1, 2022, this entity has not been started yet. We intend to launch the ReImagine Fund after the closing of this Regulation A offering once we have created proper legal entities and obtained board approval. When this has occurred, investors will be notified via supplement filing with the SEC. A separate advisory board will be created which will enable the fund to operate in a transparent and fair way.

USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this Offering, assuming we sell $75,000,000 in shares of our common stock in this Offering. The use of funds from this Offering may vary reasonably based on changing market and business conditions and needs of the Company as determined by the business judgment of our management. The following is the current planned use of proceeds from the Offering.

We expect to use substantially all of the net proceeds from this Offering (after paying or reimbursing organization and Offering expenses) to invest in the acquisition of Target Properties (See “Our Investment Criteria” – page 36) homes, as well as, the expansion of our ReAlpha member platform.

Our management team will have broad discretion in the application of the net proceeds we receive from the Offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Shares Sold	1,875,000	3,250,000	5,625,00	7,500,000
Gross Proceeds	$18,750,000	$32,500,000	$56,250,000	$75,000,000
Selling Commissions	0	0	0	0
Dealer Manager Fee	$187,500	$325,000	$562,500	$750,000
Net Proceeds Before Expenses	$18,562,500	$32,175,000	$55,687,500	$74,250,000
Offering Expenses
Dealer Manager Expenses	$36,750	$36,750	$36,750	$36,750
Legal & Accounting	$420,000	$420,000	$420,000	$420,000
Publishing/EDGAR	$1,200	$1,200	$1,200	$1,200
Marketing and Sales Commission (Estimate)	$3,000,000	$4,000,000	$5,625,000	$7,500,000
Total Offering Expenses	$3,457,950	$4,457,950	$6,082,950	$7,957,950
Amount of Offering Proceeds Available for Use	$15,104,550	$27,717,050	$49,604,550	$66,292,050
Uses*
Acquisition, Renovation, Preparation, and Management of Properties	$11,345,190	$20,805,788	$37,222,162	$49,737,831
Working Capital	$2,255,615	$4,146,757	$7,429,432	$9,932,531
Technology Development	$1,503,745	$2,764,505	$4,952,956	$6,621,688
Total Expenditures	$15,104,550	$27,717,050	$49,604,550	$66,292,050
Net Remaining Proceeds	$0	$0	$0	$0

75% of the net proceeds will be used towards the acquisition, renovation, and management of properties. Additionally, 15% will be used towards the working capital of the company, and 10% will be used for development of technologies. We expect to incur another $1,500,000 to $5,800,000 in marketing expenses for our own efforts in marketing this offering. Our total expected marketing expenses may be up to $7,500,000, because in the initial phases of this offering campaign, we incurred $1,700,000 towards this offering campaign. We may increase our technology spend beyond the anticipated 10% to facilitate more efficient operations. We may use a portion of these proceeds towards acquiring companies which are related to the short-term rental market to potentially grow revenues or improve our operations.

our BUSINESS

Company Overview – Our Mission

ReAlpha Asset Management, Inc. is a Delaware corporation formed in April 2021. Our mission statement is to empower retail investor participation in short-term rental properties. We were founded on the belief that every person should have the access and freedom to pursue wealth creation through real estate. However, there are significant barriers to entry for the average individual and lucrative returns are currently mainly realized by the large, well-established: private equity firms and larger-scale developers. We intend to leverage technology to democratize access to short term rental investments. To support this idea, we intend to build what we believe would be a new model for property ownership and real estate investment. We believe in simplified wealth creation, access to new markets, diversification, exceptional guest experiences and community building network effects.

We intend to provide retail investors with the opportunity to participate in short-term rental properties we acquire by offering a minority interest in each property portfolio. We intend to make that opportunity available pursuant to exempt offerings directed at those retail investors, which we call “Syndicate Members.”

We plan to acquire Target Properties (See “Our Investment Criteria” – page 36, renovate them (if needed), prepare them for rent, then list them on short-term rental sites and manage them. Eventually, we expect such management of the Target Properties will be for the benefit of our company as well as for the benefit of investors through syndicate membership (or perhaps a real estate investment trust). We expect in the future these Syndicate Members will purchase minority interests in our acquired properties. In addition to managing the property operations, we will also manage the financial performance of the asset. We are integrating the power of multiple proven models across syndication, investment and property management. At this time, we do not have a timeline for the implementation of Syndicate Member phase of our plan. However, we expect it will be more than 12 months but could be within eighteen months.

The average person does not:	Proposed solution:
Have access to wholesale real-estate market prices.	As a bulk buyer, we will have access to the wholesale real estate market, which most people do not even know exists. This includes bulk portfolio acquisition strategy.
Have the cash for a 25% down payment.	ReAlpha has strategic partnerships with lending institutions, which will allow us to put down as little as 10%.
Have the time to buy, renovate and manage an investment property.	ReAlpha handles everything. Syndicate Members never have to answer a guest or pick up a paintbrush.
Want to deal with a complex mortgage process (personal guarantee, negotiation with lenders, personal credit checks).	ReAlpha eliminates the entire process for Syndicate Members. Syndicate Members will never need to give a personal guarantee and their credit will never be checked when financing directly through ReAlpha.
Qualification + lending Restrictions for mortgage - Income determines how much an individual can leverage/borrow.	By fractionalizing the ownership process, eventually we expect ReAlpha Syndicate Members can own a smaller percentage of a home or group of homes rather than covering an entire down payment and being required to go through loan qualification requirements required by lenders.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow from short-term tenants;

●	Long-term capital appreciation with leverage through After Repair Value or appreciating markets;

●	Favorable tax treatment of long--term capital gains; and

●	Capital preservation.

Although we intend to benefit from artificial intelligence, we cannot assure shareholders or Syndicate Members that we will attain these objectives or that the value of our assets will not decrease.

Our Investment Criteria

We have determined several property types that we define as “Target Properties” which may include single-family homes, multifamily units, experiential properties, resorts, and resort communities.

We plan to have property acquisition investments evaluated using our proprietary algorithms and intend to purchase properties with the following primary characteristics (which are not exclusive):

●	Target Properties identified by our algorithms score are considered for acquisition;

●	Target Properties with an average of three (3) bedrooms and two (2) bathrooms per unit;

●	Target Properties with an average price range of $250,000 - $600,000 and a repair/improvement budget requirement of less than 20% of the home purchase price; In select markets, this price range may significantly vary.

●	Portfolios (bulk acquisitions) of Target Properties

We intend to regularly consider acquiring properties outside of these ranges depending on market conditions, uniqueness, and condition of the Target Property.

Recent Developments

For additional information on recent developments, please see the discussion in “Legal Proceedings” below.

Investment Strategy – Our Market Opportunity

Our investment strategy is to acquire Target Properties, furnish, lightly renovate, if needed, and rent them on the short-term rental market. We will manage, selectively leverage and sell homes located in vibrant, growing short-term rental cities across the United States. In the future, we may consider expanding to other favorable global markets. We believe that these markets should offer investors a blend of attractive yields and a prospect for long-term property value appreciation.

Market Selection

We intend to focus our business efforts on the markets in which Airbnb operates, which exhibit some or all of the following characteristics:

●	Sufficient inventory to make it feasible to achieve scale in the local market (100 – 500 homes);

●	Large universities and skilled workforce;

●	Popular with Airbnb travelers;

●	Favorable competitive landscape with respect to other institutional residence buyers; and

●	Hotel room capacity and occupancy rates in given destinations.

During our testing phase, we started to acquire properties in our initial geographic market of Dallas, Texas area as a proof of concept. Now, we have moved into the Orlando, Florida market. We believe that this market offers strong growth in population, jobs, rental rates, and value appreciation. Additionally, we have selected Tampa, Ft. Lauderdale, and Panhandle areas in Florida as our next markets.

We will focus on acquiring properties we believe (1) are likely to generate stable cash flows in the short-term rental market and/or (2) have the potential for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines. As a result of the extended time to complete the renovation of properties caused by the current supply chain issues, including labor, material, and furniture shortages, we have shifted the focus of our acquisition strategy to rent-ready homes. This will help us to deploy the properties that we purchase to be onboarded on Airbnb and start generating revenues more quickly as these rent-ready properties do not need any major upgrades. In the future, we may revisit purchasing renovation heavy homes depending on the labor and supply availabilities.

We expect to revisit market statistics and market selection criteria on a periodic basis. Selected markets may not necessarily meet every single criterion. In the future, we may choose to enter additional markets such as, by way of example only, cities in Florida, California, Texas, New York, and Illinois, and eventually, we expect that will expand to other states in the U.S., and subsequently globally. At this time, we have not set a timeline for expansion. We may also evaluate certain additional markets in the future.

Investment Decisions

While we will employ our proprietary technology and the real estate professionals of our parent company to identify suitable properties for acquisition, the Company will be responsible for final decisions. We will use the methodology described below and our bespoke technologies to reach buy or sell decisions. We have developed an investment approach that combines the experience of our management, the ReAlpha Score described below and an approach that emphasizes market research, underwriting standards and down-side analysis of the risks of each investment.

To execute our disciplined investment approach, we plan to closely monitor the profit and loss of each investment.

The following is a summary of our methodology for property acquisition:

●	Local Market Research – We will research the acquisition and underwriting of each transaction.

●	Underwriting Discipline – We will examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Operating or performance risks generally arise at the investment level and often require real estate operating experience to cure. We will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●	Asset Management – Prior to the purchase of a property, we will develop a property business strategy, which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the targeted returns.

Investments in Real Estate

Our investments in real estate are expected to generally take the form of holding free title until we achieve our profitability expectations. We will acquire such interests either directly or indirectly through pass-through entities such as limited liability companies or limited partnerships.

We anticipate our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title, subject to such liens and encumbrances as are acceptable to the Company;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies

In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, may be surrendered if the property is not purchased and or credited against the purchase price if the property is purchased.

The terms and conditions of short-term rental tenant bookings are expected to be primarily dictated by whichever short term rental site we list on, such as Airbnb. We expect we may additionally impose further “house rules” that may vary by property; however, we expect that a majority of our bookings will be terms customarily used between “hosts” and guests for short term rental properties.

In purchasing, renting and developing properties, we will be subject to risks generally incident to the ownership of real estate.

Investment Process

We plan to make all the decisions regarding our investments consistent with the investment objectives and leverage policies.

The Company is intended to focus on the sourcing, acquisition and management of residential properties. It should source our investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments, we may utilize an investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. In addition to the specific investment criteria listed above, the Company will consider some or all the following factors when evaluating prospective investment opportunities:

●	The methodology described above;

●	Macroeconomic conditions that may influence operating performance;

●	Real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	Fundamental analysis of the real estate, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	Real estate and leasing market conditions affecting the real estate;

●	The cash flow in place and projected to be in place over the expected hold period of the real estate;

●	The appropriateness of estimated costs and timing associated with capital improvements of the real estate;

●	A valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

●	Review of third-party reports, including appraisals, engineering and environmental reports;

●	Physical inspections of the real estate and analysis of markets; and

●	The overall structure of the investment and rights in the transaction documentation.

Leverage Policy

We may employ leverage to enhance total returns to our investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost-effective basis. To the extent leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. The Company may from time to time modify our leverage policy at its discretion.

ReAlpha Business Process for Acquired Properties

Once we have decided to acquire a property, we intend to use the following steps to maximize its value:

1.	ReAlpha Acquisitions, LLC or a wholly owned subsidiary buys this property using short-term leverage provided by our lending partner.

2.	ReAlpha Acquisitions, LLC arranges for the renovation of the property, at the cost of the new LLC, by one of our preselected national partners after transferring it to the new LLC.

3.	Within a period of 4-to-18-months, ReAlpha will refinance this property by swapping the short-term loan with a long-term loan from our lending partner. If current market conditions or lending opportunities are poor, we may choose to not refinance or refinance out of the target time frame.

4.	ReAlpha Acquisitions, LLC will manage the property for a gross fee of 20% of revenues.

5.	If the after-repair value or appreciated value of the property is higher than the purchase price, then the remaining money from the equity may be used for purchasing additional properties in the same LLC for all owners.

6.	The new LLC will offer up to 49% of its membership interests for purchase through syndicate membership (or other investment vehicle such as real estate investment trust).

7.	Our Syndicate Members may receive distributions proportional with their ownership based on the free cash flows after taxes from the overall performance of the property on Airbnb.

8.	After the property is ready to generate the expected profitability, the property may be sold to book the profit for the LLC.

9.	This profit, if any, may be used to purchase further properties in the same LLC for our benefit and the benefit of the Syndicate Members. The Syndicate Members may choose to invest further in new properties or redeem their investments.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. We will review and monitor credit risk and other risks of loss associated with each investment and our overall credit risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means that we will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

Disposition Policies

We intend to hold and manage the properties we acquire for a period of one to five years. As each of our properties reaches what we believe to be its appropriate disposition value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The Company will utilize the ReAlpha Score to measure properties against set key performance indexes and determine when to objectively dispose of a property. The Company may determine that it is in the best interests of shareholders to sell a property earlier than one year or to hold a property for more than five years.

When we determine to sell a particular property, we intend to achieve a selling price that captures the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a property, the Company expects to re-invest the proceeds of such sale, net of the property disposition fee as described below, into more properties for the benefit of ourselves and the investing Syndicate Members investing in that property.

Property Disposition Fee

Upon the disposition and sale of a property, each property will be charged a market rate property disposition fee that should cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged will range from six to eight percent of the property sale price.

Property Management Agreement

The Company may appoint a third-party property management company to serve as property manager to manage the underlying property of each LLC pursuant to a specific property management agreement.

The services provided by the property manager would include:

●	Ensuring compliance with local landlord/tenant and other applicable laws;

●	Handling tenant access to properties; and

●	Investigating, selecting, and, on behalf of the applicable property, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including but not limited to consultants, insurers, cleaning personnel, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement.

Each property management agreement would terminate on the earlier of: (i) the Company’s discretion to terminate a property management agreement at predetermined renewal periods or by paying a termination fee, (ii) after the date on which the relevant property has been liquidated and the obligations connected to the property (including, contingent obligations) have been terminated, (iii) upon notice by one party to the other party of a party’s material breach of a property management agreement or (iv) such other date as agreed between the parties to the property management agreement.

We expect each LLC to indemnify the property manager out of its assets against all liabilities and losses (including amounts paid in respect to judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which it becomes subject by virtue of serving as property manager under the respective property management agreements with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Property Management Fee

As compensation for the management of the properties, ReAlpha will collect a property management fee equal to twenty percent (20%) of the short-term rental gross revenue generated. If a short-term rental property is vacant and not producing rental income, the property management fee will not be paid during any such period of vacancy.

Operating Expenses

Each LLC will be responsible for the following costs and expenses attributable to the activities of our Company related to such property (we refer to these as Operating Expenses):

●	Mortgage principal and interest;

●	Property Tax;

●	Homeowner insurance;

●	Utilities

●	Landscaping

●	Pool

●	Routine maintenance and repairs

●	HOA Fees

●	Pest Control

ReAlpha will share the expenses related to the short-term rental properties with the Syndicate Members and will bear its own operating and management expenses in proportion to the ownership of the LLC.

Competition

There are a number of established and emerging competitors in the real estate platform market. The market is fragmented, rapidly evolving, competitive, and with relatively low barriers to entry. We consider our competitive differentiators in our market to be:

●	our focus on the short-term rental market;

●	Syndicate Member rewards program that allows for utilization of properties when they are unoccupied;

●	Consistent short-term rental income with use of optimum amounts of leverage;

●	our use of technology to make objective and strategic investments in property and market selection;

●	lower minimum investment amounts; and

●	favorable tax treatment associated with long-term capital gains.

We face competition primarily from other real estate platform companies such as Roofstock, Inc., Fundrise LLC, Invitation Homes, Pacaso, as well as a range of emerging new entrants.

Employees

We do not currently have any employees. Our executive officers are compensated by our parent company.

Legal Proceedings

Ohio Subpoena

On May 2, 2022, we received a subpoena and request for deposition from the Ohio Division of Securities, relating to the Company’s communication with investors in the state of Ohio. The Ohio Division of Securities has also requested an in person appearance on behalf of the company, as a result of delayed Blue Sky filing. We are cooperating with these inquiries and cannot predict the eventual scope, duration or outcome at this time. As a result, we are unable to estimate the reasonably possible loss or range of reasonably possible loss arising from these investigations. At this time, we do not have sufficient information to be able determine whether we will have to pay any damages in the future for acts that may violate Ohio or any other state securities laws. Accordingly, we are unable to estimate the reasonably possible loss or range of reasonably possible loss arising from these investigations.

Massachusetts Consent Order

We entered into a Consent Order (the “Order”) on April 15, 2022, with the Securities Division of the Office of the Secretary of the Commonwealth of Massachusetts (the “MSD”) following an investigation by the MSD into whether ReAlpha engaged in acts or practices that violated the Massachusetts Uniform Securities Act (the “Massachusetts Act”) and the regulations promulgated thereunder (the “Massachusetts Regulations”). ReAlpha did not admit or deny any of the findings of fact or law or allegations contained in the Order and the Order provides that it is not intended to form the basis of any disqualification under Section 3(a)(39) of the Securities Exchange Act of 1934, or Rules 504(b)(3) and 506(d)(i) of Regulation D, Rule 262(a) of Regulation A and Rule 503(a) of Regulation CF under the Securities Act of 1933.

Under the terms of the Order, ReAlpha is censured, barred from offering or selling securities in Massachusetts, and ordered to cease and desist from committing future violations of the Massachusetts Act and the Massachusetts Regulations. The Order also requires ReAlpha to pay a $375,000 administrative fine and to make a rescission offer to each of the 14 Massachusetts investors who purchased ReAlpha common stock in its Regulation A offering. Those Massachusetts investors paid an aggregate amount of $19,500 to purchase their shares. ReAlpha has complied with the Order; seven of the fourteen Massachusetts investors elected rescission and ReAlpha has fully refunded such investors a total of $11,500. A copy of the Order was filed with our Form 1-U on April 15, 2022, as Exhibit 6.5 thereto, and is an Exhibit 99.1 hereto. For information on the acts, which are summarized by the Commonwealth of Massachusetts in the Order, we refer you to Exhibit 99.1. ReAlpha did not admit or deny any of the findings of fact or law summarized in the Order. As of the date of this filing, we have sold $4,497,880 to investors other than our parent company.

Parent Company Litigation

On December 27, 2021, following the announcement of our offering, a lawsuit was filed in Federal Court in Southern District of Ohio against our parent company, ReAlpha Tech Corp. by, Valentina Isakina, a former board advisor (not a director) of ReAlpha Tech Corp. After three months of service, a determination was made by ReAlpha Tech Corp. that Ms. Isakina was not the right fit that it needed and ReAlpha Tech Corp. terminated its contract with Ms. Isakina. Ms. Isakina previously demanded 200,000 shares of common stock of ReAlpha Tech Corp., an amount far in excess of remuneration any Director is receiving for their services as a Director of ReAlpha Tech Corp., and is currently seeking 100,000 shares of common stock and other compensation. Pursuant to the terms of the Founder Adviser Agreement, she was eligible for 12,500 shares of ReAlpha Tech Corp., which vested over a period of time, subject to continuing with ReAlpha Tech Corp. At this time, we do not believe this litigation will be material to ReAlpha’s or ReAlpha Tech Corp.’s, our parent company, financial position. Furthermore, we understand that it is ReAlpha Tech Corp.’s position that Ms. Isakina did not serve as a promoter, was neither a board member nor an executive officer of ReAlpha Tech Corp., and had no relationship with ReAlpha. The company has asserted an amended counterclaim against Ms. Isakina for abuse of process and a declaratory judgment determination as to Ms. Isakina’s right to such shares of common stock of ReAlpha Tech Corp. or waiver of any right to such shares.

India Proceeding Involving Giri Devanur

Mr. Devanur was previously the CEO of a company named Gandhi City Research Park, Pvt. Ltd (“Gandhi City Research Park”), which was financially impacted and liquidated as a result of the Lehman Brothers collapse. In 2010, an investor in Gandhi City Research Park filed a complaint against Mr. Devanur and six others with the Cubbon Park Police in Bengaluru, India claiming he was defrauded by them in connection with his investment. The investor’s claims were investigated and the Cubbon Park Police concluded in 2014 that no case had been made out by the investor. In 2015, the investor protested this conclusion, resulting in a summons for a criminal proceeding being issued to Mr. Devanur and six others in 2018. Upon a petition filed by Mr. Devanur in 2019, the High Court of Karnataka has stayed all proceedings in this case.

Market and Other Industry Data

This Offering Circular includes market and other industry data and estimates that are based on our management’s knowledge and experience in the real estate, financial services, and artificial intelligence markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this Offering Circular, and we believe our estimates to be accurate as of the date of this Offering Circular or such other date stated in this Offering Circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this Offering Circular, and estimates and beliefs based on that data, may not be reliable.

ReAlpha Asset Management, Inc.’s business model is based on a digital marketplace with design and functions incorporating elements of multiple growing markets more fully described below:

The Airbnb Effect

Airbnb is an online community marketplace for people to list, discover, book and rent accommodations through easy-to-use technology. Platforms like Airbnb have increased traveler accommodation by enabling “home-sharing” on a global scale. Because of its scale and brand recognition, Airbnb has been chosen as the platform to market and operate ReAlpha’s Short-Term Rental properties.

ReAlpha intends to offer standardized and personalized experiences like those provided by individual hosts within the Airbnb system but at the scale and efficiency of professional hosts. Airbnb continues to grow its host community in size and quality though consistent investment. According to Airbnb’s S-1 filing, about 90% of Airbnb’s hosts are individual hosts with the majority having just a single listing. Professional hosts, such as property management companies, serviced apartment providers, and boutique hotels comprise only 10% of the host community.

The Robinhood Effect

According to the Wall Street Journal, retail investors have become more active than ever in the history of the United States making up nearly 20% of US equity trading (August, 31, 2020; Individual-Investor Boom Reshapes U.S. Stock Market). The barrier-to-entry for brokerage applications has decreased, which in turn, has created easier access to the market. Simultaneously, the emerging demographic of first-time investors is typically young people. Evidence has shown that approximately 78% of Robinhood users are under the age of 35, according to Fast & Company (August, 14, 2017; How Brokerage App Robinhood Got Millennials to Love the Market). Furthermore, due to the COVID-19 pandemic, there has been a substantial increase of 3 million retail investors on Robinhood in Q1 2020. A remarkable 83% of those who received stimulus checks in May 2020 invested half into the market, according to Mirae Assets (October, 15, 2020; The Renewed Rise of The Retail Investor). These macro trends are important to note because they signify the rapidly expanding growth of Millennial and Fintech investing.

We are expanding the democratization of inaccessible markets, which will revolutionize personal finances through the adoption of fractionalized ownership. A Company like ours will allow individuals with less capital and less direct involvement to invest in real estate projects.

The Stripe Effect

Integration of disconnected technology ecosystems refers to disruption created by companies like Stripe, which is a provider of payments infrastructure for the internet. Millions of businesses use Stripe’s software and APIs to accept payments, send payouts, and manage their businesses online. Stripe took a fragmented industry and created a fully integrated suite of payments products that bring together everything that’s required to build websites and apps that accept payments and send payouts globally. There is an opportunity to utilize ReAlpha’s core technological capabilities to unite the fragmented ecosystem currently serving markets like Airbnb.

INVH Effect

The consolidation of single-family homes backed by institutional capital is a relatively recent phenomenon that has become standard in the industry today. The single-family rental market was previously composed of a small percentage of institutionally owned rental homes. Companies like Invitation Homes entered the market and stepped in front of non-permanent capital investors that were looking to liquidate their portfolios.

This paved the way for longer-term, permanent capital entities with more established operating scale, providing growth opportunities beyond the underlying market growth. With increasing scale brought about by companies like Invitation Homes, the single-family rental sector has been able to deliver better operating efficiency.

COVID-19 Impact

The impacts of COVID-19 on the real estate markets have been unprecedented. Massive shutdowns due to the ongoing health crisis dramatically altered the economy, which lead the Federal Reserve to implement exceptional monetary and fiscal policy stimulus efforts. Despite these measures supply chain problems and inflation have persisted. More recently, steps have been taken by the Federal Reserve to combat inflation. These stimulus efforts are resulting in increasing interest rates to both businesses and individuals.

COVID-19 Impact on Travel

Resurgence of the travel market is expected to happen once the COVID-19 pandemic wanes. This will likely increase the demand for hosts’ multi-fold. In an interview aired by CNBC “TechCheck”, Airbnb CEO, Brian Chesky expects that more guests will flock to Airbnb than the platform’s four million hosts can accommodate due to expected resurging travel not seen in recent times.

According to a survey of a census-balanced sample of 1,994 U.S. adults conducted by the payments and commerce content platform, PYMNTS.com, about 65% of surveyed consumers want to re-engage in the physical world for fun and leisure activities, such as seeing friends and family and attending sporting events and concerts. According to the survey, about 60% of surveyed consumers said they want to be able to travel within the U.S. again.

COVID-19 Impact on Real Estate

New home sales continue to be buoyant. Sales of new single-family housing in February 2021 was at a seasonally adjusted annual rate of 775,000 units, according to estimates released jointly by the U.S. Census Bureau and the Department of Housing and Urban Development.

According to the National Association of Home Builders (NAHB) estimates, the total count of second homes, vacation homes, and investment properties was 7.5 million, accounting for 5.5% of the total housing stock. These second homes account for 15% of new single-family home sales. Nearly 50% of those second homes are rented out using professional management companies.

Down payments for home buyers have not yet been simplified or reduced with one-fifth of home buyers putting down more than 20% as down payment. Fannie Mae has set the minimum credit score of 620 for a primary home and a minimum of 640 for a second home as long as there is a down payment of 25% or more. A typical requirement for borrowers seeking a mortgage is to have a maximum debt-to-income level of about 43%. However, individuals with primary home mortgages among other debts struggle to meet these requirements. The number of prospective home-buyers seeking support on down payments has reached exponential heights in the last four years.

Our Licensed Technology

To date, our parent company has been developing four technologies. Two of these technologies are licensed to our company under the terms of the license described under “Technology License Agreement” below and we are in the process of completing their development. However, this is only part of our technology roadmap. We intend to continue to innovate for our benefit and for the benefit of our Syndicate Members by using better wealth-creation tools, as well as generating returns by leveraging new technologies to optimize guest experience.

ReAlpha BRAINTM & ReAlpha Score*

*Patent applied

The ReAlpha BRAINTM will bring machine learning (ML) and artificial intelligence to the world of short-term rental investment. This platform will leverage natural language processing (NLP) program to scan through large quantities of data regarding properties and ML algorithms to choose the properties that have higher than expected industry standard return on investment. For this, it will gather and integrate a variety of data relevant to the properties from multiple sources including wholesalers, various MLS data sources, realtors, small Airbnb “mom and pop” operators, and other larger property owners. For instance, data on the properties’ price, house structure and sale history from different MLS listings in the U.S. This data, combined with the information about the neighborhood appeal, accessibility and safety of the neighborhood surrounding the properties enables the algorithm to learn the hidden patterns underlying high return STR investments. This will allow ReAlpha to predict how likely a particular property will generate expected profitability. The platform will convey this knowledge by assigning each property with a “ReAlpha Score” ranging from 0-100. The higher the value, the more favorable a property is for investment.

Currently, the process of analyzing a property’s investment typically begins with an email received from real-estate agent’s distribution list to which ReAlpha has subscribed. However, we use multiple other sources outside of inbound emails to identify properties. In the email scenario, the ReAlpha BRAINTM will include an intelligent email parser based on natural language processing (NLP) that looks for the property of concern within the unstructured email and extracts its street address. This address will then be used to query various data providers for a detailed description of the property’s structure, neighborhood and finances. This machine learning model, which is being built and will be hosted on the Amazon Sagemaker platform provided by AWS, will then calculate the ReAlpha Score for that property. The model will also adjust its learnings over time. As the Company makes its decision to invest in properties, the model will check the effectiveness of its recommendations to reduce false positives and false negatives. As of May 2022, the BRAIN has analyzed 129,741 homes.

The ReAlpha Hub

The ReAlpha I will be an aggregator of smart-home technologies (hardware and software) used to aid the management of STRs and enhance Guest experience by utilizing AI with an integrated digital lock, visitor identification, guest counter, decibel detection, anti-theft, and other technologies continually being added. The ReAlpha HubTM will integrate technologies intended to support short term rental hosts with noise and occupancy control, asset tracking, tenant verification and more.

Our Technology

ReAlpha App (Trademarked as ReAlpha M3TM)

The ReAlpha App is an application we are developing, which, when operational, will allow Syndicate Members to view the performance of properties they have invested in. Just as you may monitor your stock portfolio and performance on an app like Robinhood, the ReAlpha App will give Syndicate Members real-time visibility into their property asset portfolio and performance.

The ReAlpha App has been designed to support our mission to make real estate ownership accessible and user friendly. When operational, it will fetch property listing data as well as data on short-term rental market trends from multiple third party API providers and display the consolidated data for a particular property in an easily accessible format.

The ReAlpha app will be a broker-dealer managed marketplace.

ReAlpha HUMINTTM

In addition to the AI we added a human factor that analyzes the short-term rental profitability because qualitative features depend on human analysis & can’t be fetched automatically. We will utilize both internal analysts at ReAlpha and Freelance analysts.

The HUMINT app allows property analysts to analyze the property and provide the missing property features together with an estimated ReAlpha score. This is used as feedback to improve ReAlpha BRAIN AI.

Trademarks

As of the date of this Offering Circular, ReAlpha has applied for 2 trademarks and has filed a provisional patent application for the ReAlpha Score. As of the date hereof, the Company has the following pending applications for federal trademarks and a license to use the following federal trademark in the United States:

Mark Name	International Classes	Application Number	Filed Date	Owner

ReAlpha M3 TM	035	90670058	2021-04-25	ReAlpha Asset Management, Inc.

ReAlpha HUMINTTM	035	90670061	2021-04-25	ReAlpha Asset Management, Inc.

ReAlpha BRAINTM	035	90670577	2021-04-25	ReAlpha Tech Corp and licensed to ReAlpha Asset Management, Inc.

ReAlpha HubTM	035	90670055	2021-04-25	ReAlpha Tech Corp and licensed to ReAlpha Asset Management, Inc.

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Our Corporate Structure

Our parent company, ReAlpha Tech Corp, a Delaware corporation, provides us with the services necessary to conduct our business under the terms of a master services agreement. It also licenses to us the technologies and trademarks described above and used in our business.

ReAlpha Tech Corp

ReAlpha Tech Corp is our parent company. The executives in the executive team of ReAlpha Tech Corp also form the executive team of the Company. However, the Company may decide to hire an additional executive team exclusively to manage the affairs of the Company in the future.

ReAlpha Asset Management, Inc.

We are the legal entity created for acquisition, management, and disposition of properties as described in the previous sections. We were formed by ReAlpha Tech Corp. on April 22, 2021, which in connection with our formation contributed to our capital seven properties held in four LLCs valued at $284,052.95, which included the underlying assets and liabilities of each LLC, and cash in the amount of $165,947.05. We issued to ReAlpha Tech Corp 40,000,000 shares of our common stock, valued at $0.01125 per share.

ReAlpha Acquisitions, LLC

ReAlpha Acquisitions, LLC, a Delaware corporation and wholly owned subsidiary of the Company, will acquire the properties and to then convey them to the separate property owning LLCs.

Property LLCs

A new LLC will be formed for each property or group of related properties that are ready to be listed on short term rental sites. As we ramp up our operations we expect to utilize a credit line to facilitate funding and acquisition of Target Properties held by an LLC, a series of reAlpha LLCs. As we grow and develop additional funding sources, we may set up additional series to facilitate funding and credit opportunities available to us. We are currently in the process of implementing this longer-term credit facility funding source, and expect it will be fully operational in during the third quarter of the 2022 calendar-year.

As we grow we expect to eventually offer securities to Syndicate Members via a SEC registered broker-dealer managed process under §4(a)(6) of the Securities Act, or directly by the issuer in instances where only Accredited Investors are involved under §4(a)(2) of the Securities Act and/or Regulation D. Currently, we have not set a timeframe for this phase of our business plan, and expect it may be twelve months to eighteen months out. As we transition performing properties from line of credit long-term funding to syndicate membership providing a source of funding, we may restructure our holdings. However, we expect ReAlpha Acquisitions, LLC will maintain management control of each of the LLCs. At this time, we have not identified a timeline for this phase in our business plan and marketing. When this phase is implemented, we expect Syndicate Members may collectively buy up to 49% of the newly formed LLC. The offerings by the LLCs of Syndicate Membership will be made after the completion of this Offering, pursuant to Securities and Exchange Commission Regulation A, Regulation Crowdfunding, or Regulation D, all of which we believe would be available for such offerings and facilitate the utilization of exemptions from registration under federal and state securities laws.

ReAlpha Operations, Inc.

This company provides renovations, furnishing, Airbnb onboarding, and marketing the acquired properties. It is also responsible for cleaning, general maintenance, and guest services for those properties. Additionally, ReAlpha Operations, Inc. will be responsible for providing insurance, title management, and other administrative services. For more information refer to the Master Services Agreement with ReAlpha Operations, Inc. filed as Exhibit 6.2 to the Form 1-A POS filed with the Securities and Exchange Commission of which this Offering Circular is a part.

OUR PROPERTIES

Our Properties as of September 13, 2021

On April 22, 2021, we acquired the membership interests held by our parent company ReAlpha Tech Corp in various limited liability companies, providing us with the indirect ownership of the properties owned by those limited liability companies. Of those properties, only one was rented and only one was renovated.

We intend to have future properties acquired by ReAlpha Acquisitions, Inc.

The following is a list of the properties we have an interest in as of the date of this Offering Circular.

825 Austrian Road, Grand Prairie, Texas

This property was acquired on December 23, 2020 by ReAlpha LLC - Series 1 for a price of $168,005.28, including all fees and commissions. To pay the $168,005.28 and renovation cost of the property, ReAlpha Series 1 LLC borrowed a total of $152,136.00 from LendingOne. The total project cost was $196,989.74 with Earnest Money Deposit (EMD) and down payment of $44,853.74. We acquired a 75% membership interest in ReAlpha LLC–Series 1 from our parent company and other members hold an aggregate 25% interest in ReAlpha LLC – Series 1.

1011 Gallagher Street, Dallas, Texas

This property was acquired on January 20, 2021 by ReAlpha 1011 Gallagher LLC for a price of $190,652.69, including all fees and commissions. To pay the $190,652.69 and renovation cost of the property, ReAlpha 1011 Gallagher LLC borrowed a total of $160,000.00 from LendingOne. The total project cost was $204,784.44 with EMD and down payment of $44,784.44. We acquired a 75% membership interest in ReAlpha 1011 Gallagher LLC from our parent company and other members hold an aggregate 25% interest in ReAlpha 1011 Gallagher LLC.

4107 Ladale Drive, Dallas, Texas

This property was acquired by ReAlpha LLC - Series 2 on March 1, 2021 for a price of $124,137.16, including all fees and commissions. To pay the $124,137.16 and renovation cost of the property, ReAlpha Series LLC – Series 2 borrowed a total of $126,000.00 from LendingOne. The total project cost was $173,541.51 with EMD and down payment of $47,541.51. We acquired a 100% interest in ReAlpha LLC – Series 2 from our parent company.

503 North Patton Avenue, Dallas, Texas

This property was acquired by ReAlpha 503 North Patton LLC purchased on March 11, 2021 for a price of $198,536.66, including all fees and commissions. To pay the $198,536.66 and renovation cost of the property, ReAlpha 503 North Patton LLC borrowed a total of $177,974.00 from LendingOne. The total project cost was $230,445.67 with EMD and down payment of $52,471.67. We acquired a 100% interest in ReAlpha 503 North Patton LLC from our parent company.

606 W Acheson Street, Denison, Texas

This property was acquired on March 2, 2021 by ReAlpha LLC - Series 2, for a price of $98,865.72, including all fees and commissions. To pay the $98,865.72 and renovation cost of the property, ReAlpha Tech Corp Series 2 borrowed a total of $98,000.00 from LendingOne. The total project cost was $126,342.88 with EMD and down payment of $28,342.88.We acquired a 100% interest in ReAlpha LLC – Series 2 from our parent company.

10337 Joaquin Drive, Dallas, Texas

ReAlpha LLC - Series 2 purchased this property on April 7, 2021, for a price of $207,793.51, including all fees and commissions. To pay the $207,793.51 and renovation cost of the property, ReAlpha Series 2 LLC borrowed a total of $226,737.00 from LendingOne. The total project cost was $278,669.47 with EMD and down payment of $51,932.47 We acquired a 100% interest in ReAlpha LLC – Series 2 from our parent company.

506 West Parnell Street, Denison, Texas

On April 29, 2021, ReAlpha 7 LLC purchased the 506 West Parnell Street, Denison, Texas, 75020 property from Universal Outsourcing LLC, for a price of $128,127.40, including all fees and commissions. To pay the $128,127.40 and renovation cost of the property, ReAlpha 7 LLC borrowed a total of $98,000.00 from LendingOne. The total project cost was $131,409.08 with EMD and down payment of $33,409.08. We own 100% of ReAlpha 7 LLC.

746 Greenland Way Grand Prairie, TX 75050

This property was acquired by ReAlpha 7 LLC on May 21, 2021 for a price of $181,828.88, including all fees, and commissions. To pay the $181,828.88 and renovation cost of the property, ReAlpha 7 LLC borrowed a total of $217,500.00 from LendingOne. The total project cost was $260,429.26 with EMD and down payment of $42,926.26. We own 100% of ReAlpha 7 LLC.

5241 North West 5th Street Miami, FL 33126

This property was acquired by ReAlpha 7 LLC on June 30, 2021 for a price of $509,187.11, including all fees, and commissions. To pay the $509,187.11 and renovation cost of the property, ReAlpha 7 LLC borrowed a total of $502,851.00 from LendingOne. The total project cost was $647,934.79 with EMD and down payment of $145,083.79. We own 100% of ReAlpha 7 LLC.

3121 Fieldview Dr Garland, TX 75044

This property was acquired by ReAlpha 7 LLC on July 19, 2021 for a price of $263,031.82, including all fees, and commissions. To pay the $263,031.82 and renovation cost of the property, ReAlpha 7 LLC borrowed a total of $228,750.00 from LendingOne. The total project cost was $285,585.94 with EMD and down payment of $56,835.94. We own 100% of ReAlpha 7 LLC.

1822 Rosewood St Dallas, TX 75050

This property was acquired by ReAlpha Acquisitions LLC on August 2, 2021 for a price of $148,653.72, including all fees and commissions. To pay the $148,653.72 and renovation cost of the property, ReAlpha Acquisitions LLC borrowed a total of $142,000.00 from LendingOne. The total project cost was $177,438.47 with EMD and down payment of $35,438.47. We own 100% of ReAlpha Acquisitions LLC.

Prior to a sale to an LLC, we may acquire a property, repair and improve the property, and onboard the property on digital hospitality platforms like Airbnb. After curating the property on Airbnb for 4 to 18 months ReAlpha may choose to refinance the property and release the down payment, which was used as the equity in the property. Such released money can be used for purchasing additional properties in the same LLC.

It is expected that each loan issued by our lenders to us or to one of our affiliates with respect for the acquisition of a specific property will be repaid through future closings of the respective property or through additional future financing rounds. In the event that a particular loan is not repaid in full prior to its maturity date, the outstanding principal balance of that promissory note will be converted into the related LLC´s interests under the same terms as provided to investors in that offering.

The repayment to our lender of an outstanding loan does not include the reimbursement of our parent company’s offering expenses or acquisition expenses, which we will pay separately to our parent company.

Recent Developments: Our Properties as of May 28, 2022

Previous Properties Sold

Address	Date Sold	Total Project Cost	Sale Price
4107 Ladale Drive, Dallas, Texas 75212	04/20/2022	$183,940	$220,000
1822 Rosewood St Dallas, TX 75050	04/20/2022	$171,609	$225,000
5241 North West 5th Street Miami, FL 33126	04/26/2022	$709,412	$740,000
3121 Fieldview Dr Garland, TX 75044	05/13/2022	$289,802	$345,000
10337 Joaquin Drive, Dallas, Texas	05/13/2022	$302,141	$300,000

Properties Acquired

Address	Date Acquired	Total Project Cost
7676 Amazonas St., Kissimmee, FL 34747	02/10/2022	$417,610
790 Pebble Beach Dr., Champions Gate, FL 33896	02/11/2022	$426,129
612 Jasmine Lane, Davenport, FL 33897	02/11/2022	$525,000
2540 Hamlet Lane, Kissimmee, FL 34746	04/15/2022	$573,000

There were also two homes that were purchased after September 13, 2021 and sold before May 28, 2022:

1.	615 Bream Ave Unit #205, Fort Walton Beach, FL 32548
2.	3812 Dempster Ave, Dallas, TX 75211

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations provides information that management believes is relevant to an assessment and understanding of our plans and financial condition. The following selected financial information is derived from our historical financial statements and should be read in conjunction with such financial statements and notes thereto set forth elsewhere herein and the “Cautionary Note Regarding Forward-Looking Statements” explanation included herein.

Overview

ReAlpha Asset Management, Inc. is a Delaware corporation formed in April 2021. Our mission statement is to empower retail investor participation in short-term rental properties. We were founded on the belief that every person should have the access and freedom to pursue wealth creation through real estate. However, there are significant barriers to entry for the average individual and lucrative returns are currently mainly realized by the “big guys”: private equity firms and larger-scale developers. We intend to leverage technology to democratize access to short term rental investments. To support this idea, we intend to build what we believe would be a new model for property ownership and real estate investment. We believe in simplified wealth creation, access to new markets, diversification, exceptional guest experiences and community building network effects.

We intend to provide retail investors with the opportunity to participate in short-term rental properties we acquire by offering a minority interest in each property portfolio. We intend to make that opportunity available pursuant to exempt offerings directed at those retail investors, which we call “Syndicate Members.”

We plan to acquire Target Properties (See “Our Investment Criteria” – page 36, renovate them to optimize after-repair value, if needed, then list them on short-term rental sites and manage them for our benefit and for the benefit of Syndicate Members who purchased minority interests in our acquired properties. In addition to managing the property operations, we will also manage the financial performance of the asset. We are integrating the power of multiple proven models across syndication, investment and property management.

As of October 31, 2021, we owned and operated thirteen properties in different cities like Dallas, Grand Prairie, Denison, Garland, and Sherman in Texas; Miami and Okaloosa in Florida. We are building a pipeline for acquiring additional properties to be listed on Airbnb.

As of October 31, 2021, our majority stockholder, ReAlpha Tech Corp. owned substantially all of our outstanding common stock. Accordingly, ReAlpha Tech Corp. exerts and will continue to exert significant influence over us and any action requiring the approval of the holders of our common shares, including the election of directors and amendments to our organizational documents, such as increases in our authorized shares of common shares and approval of significant corporate transactions.

Risk Factors

We face risks and uncertainties that could affect us and our business as well as the real estate industry generally. These risks are outlined under the heading “Risk Factors” contained in our Offering Circular, which may be accessed here, as the same may be updated from time to time by our future filings under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”). In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. These risks could result in a decrease in the value of our common shares.

Offering Results

As of May 28, 2022, we were offering up to $75.0 million of our common stock under Regulation A (the “Offering”). The Offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may occur sporadically over the term of the Offering.

Revenues and Results of Operations for the Fiscal Year Ended April 30, 2021

As of April 30, 2021, we were a newly formed company, and even though we had purchased seven properties from our parent company, our revenues and results of operations as of April 30, 2021 were limited to eight days in April 2021.

Revenues and Results of Operations for the Six Months Ended October 31, 2021

For the six months ended October 31, 2021, our revenues were $73,771 our operating expenses were $133,778, our non-operating expenses were $463,522, and our net loss was $624,281.

Liquidity and Capital Resources

As of October 31, 2021, we had cash and cash equivalents of $1,472,867 consisting of $971,944 in cash, and restricted cash of $500,923.

We require capital to fund our investment activities and operating expenses. Our capital sources include the proceeds from our Offering and from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations.

As of October 31, 2021, our cash and restricted cash balance was $1,472,867. As of October 31, 2021, we anticipate that cash on hand and future offerings, including the Offering, will provide sufficient liquidity to meet future funding commitments and costs of operations.

Capital Expenditures

We do not have any material contractual obligations for ongoing capital expenditures at this time.

Promissory Notes

We have issued secured promissory notes to lenders in connection with the acquisition of our thirteen properties. These promissory notes bear annual interest rates ranging from 8.49% to 14.0%, have maturity dates of either six months or one year, and are guaranteed by Giri Devanur, our CEO, and our Board Member Monaz Karkaria.

Operating Plan

Our business plan includes acquiring properties that potentially yield in excess of our cost of funds, renovating (if needed), preparing and generating potentially higher rental income via short-term rentals through platforms like Airbnb, including adding rental homes onto otherwise vacant sites. Our ability to acquire communities is dependent on our ability to raise capital. There is no guarantee that any of these additional opportunities will materialize or that we will be able to take advantage of such opportunities. The growth of our real estate portfolio depends on the availability of suitable properties, which meet our investment criteria and appropriate financing.

We will require additional funding to finance the growth of our current and expected future operations as well as to achieve our strategic objectives. We believe that our current available cash along with anticipated revenues will be sufficient to meet our cash needs for the near future. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

We intend to list our properties for short-term rental via digital hospitality platforms like Airbnb. The rental revenue generated by Airbnb for our properties is expected to be in the range consistent with similar properties on Airbnb. We intend to hold all or some of our properties for 1-5 years during which time, we will operate the properties as a short-term rental income properties. On a quarterly basis, Management may decide to distribute any Free Cash Flow to investors of this Offering as a dividend.

Off-Balance Sheet Arrangements

As of October 31, 2021, we had no off-balance sheet arrangements.

Trend information

Overall, the effects of pandemics or global outbreaks of contagious diseases or fear of such outbreaks, such as the COVID-19 pandemic, may have an adverse effect on us or the short-term rental market as a whole and cause uncertainty in operations.

In recent months, we have seen some promising trends with Airbnb activity since the peak of the Corona Virus effects. According to the Airbnb Q2, 2021 shareholder letter, average nightly rates have increased 35% year over year on Airbnb for an average nightly rate of $161. In addition, Airbnb had over $13B of bookings in Q2 2021, up dramatically (320%) from a year ago during the depths of the COVID crisis.

Investments in Rental Real Estate Properties and Real Estate Held for Improvement

Our investments in rental real estate properties and real estate held for improvement may include the acquisition of unimproved land, homes, townhomes or condominiums that are (i) held as rental properties or (ii) held for redevelopment or are in the process of being renovated.

In accordance with FASB ASC 805, Business Combinations, the Company first determines whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired does not constitute a business, the Company accounts for the transaction as an asset acquisition. The guidance for business combinations states that when substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business. All property acquisitions to date have been accounted for as asset acquisitions.

Upon acquisition of a property, the Company assesses the fair value of acquired tangible and intangible assets (including land, buildings, site improvements, above- and below-market leases, acquired in-place leases, other identified intangible assets and assumed liabilities) and allocates the purchase price (including capitalized transaction costs) to the acquired assets and assumed liabilities. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant. During this process, we also evaluate each investment for purposes of determining whether a property can be immediately rented (presented on the consolidated balance sheets as “Investments in rental real estate properties, net”) or will need improvements or redevelopment (classified as “Investments in real estate held for improvement”).

For rental real estate properties, significant improvements are capitalized. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures above a pre-determined threshold that improve or extend the life of a property and for certain furniture and fixtures additions.

For real estate held for improvement, we capitalize the costs of improvement as a component of our investment in each property. These include renovation costs and other capitalized costs associated with activities that are directly related to preparing our properties for their intended use. Other costs may include interest, property taxes, property insurance, and utilities. The capitalization period associated with our improvement activities begins at such time that development activities commence and concludes at the time that a property is available to be rented or sold.

At the completion of the improvement plan, a property is classified as either a rental property or available for sale. Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures that improve or extend the life of a property and for certain furniture and fixtures additions.

Critical Accounting Policies

This discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our consolidated financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are defined as those that involve significant judgment and potentially could result in materially different results under different assumptions and conditions. Management believes the following critical accounting policies are affected by our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition: Our revenues primarily consist of short-term rental revenues. We have the following revenue sources and revenue recognition policies:

●	Short-term rental revenues include revenues from the rental of our properties via Airbnb and such digital hospitality platforms.

Investment Property and Equipment and Depreciation: Property and equipment are carried at cost. Depreciation for sites and buildings is computed principally on the straight-line method over the estimated useful lives of the assets (27.5 years). Depreciation of improvements to sites and buildings, rental homes and equipment and vehicles is computed principally on the straight-line method over the estimated useful lives of the assets (ranging from 3 to 27.5 years). Land development costs are not depreciated until they are put in use, at which time they are capitalized as sites and land improvements. Interest expenses pertaining to acquired properties costs are capitalized. Maintenance and repairs are charged to expenses as incurred and improvements are capitalized. The costs and related accumulated depreciation of property sold or otherwise disposed of are removed from the financial statements and any gain or loss is reflected in the current year’s results of operations.

Impairment Policy: The Company applies FASB ASC 360-10, “Property, Plant & Equipment,” to measure impairment in real estate investments. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis without interest) from a rental property is less than the carrying value under its historical net cost basis. These calculations of expected future cash flows consider factors such as future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. For properties to be disposed of, an impairment loss is recognized when the fair value of the property (less the estimated cost to sell) is less than the carrying amount of the property measured at the time there is a commitment to sell the property and/or it is actively being marketed for sale. A property to be disposed will be reported at the lower end of the carrying amount or its estimated fair value, less its cost to sell. Subsequent to the date that a property is held for disposition, depreciation expense is not recorded.

Income Taxes: We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. We record uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon the ultimate settlement with the related tax authority. We recognize interest and penalties, if any, with income tax expense in the accompanying consolidated statement of operations.

Our Corporate History and Structure

ReAlpha Tech Corp, our parent company, was incorporated as a technology company in Delaware on November 30, 2020. Since then, it has built technologies and platforms to identify, select, and acquire properties for short-term rental on Airbnb and other digital hospitality platforms. ReAlpha Asset Management, Inc. was incorporated in Delaware on April 22, 2021 to benefit from the technologies being developed by ReAlpha Tech Corp. We have signed a Technology License Agreement with ReAlpha Tech Corp to provide access to those technologies to scale our business operations, including the acquisition of properties. Additionally, we will also be leveraging future technologies developed by ReAlpha Tech Corp for the benefit of investors, syndicate members, and guests.

COVID-19 Impact on Real Estate

The impacts of COVID-19 on the real estate markets have been unprecedented. Massive shutdowns due to the ongoing health crisis have dramatically altered the economy, which led the Federal Reserve and the U.S. Treasury to implement exceptional monetary and fiscal policy stimulus efforts. Despite these measures, supply chain problems and inflation have persisted. More recently, the Federal Reserve has taken steps to combat inflation. These moentary policy efforts are resulting in increasing interest rates to both businesses and individuals.

According to the U.S. Census Bureau, new home sales sank to 16.6% month over month to a seasonally adjusted rate of 591,000 in April 2022, as rising construction costs and interest rates dampen affordability.

According to the National Association of Home Builders (NAHB) estimates, the total count of second homes, vacation homes, and investment properties was 7.5 million, accounting for 5.5% of the total housing stock. These second homes account for 15% of new single-family home sales. Nearly 50% of those second homes are rented out using professional management companies.

Down payments for home buyers have not yet been simplified or reduced with one-fifth of home buyers putting down more than 20% as down payment. Fannie Mae has set the minimum credit score of 620 for a primary home and a minimum of 640 for a second home as long as there is a down payment of 25% or more. A typical requirement for borrowers seeking a mortgage is to have a maximum debt-to-income level of about 43%. However, individuals with primary home mortgages among other debts struggle to meet these requirements. The number of prospective home-buyers seeking support on down payments has reached exponential heights in the last four years.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Executive Officers and Directors

The following table provides information regarding our executive officers, significant employees and directors as of July 5, 2022.

Name	Age	Position	Term of Office
Board Members
Brent Crawford	50	Chairman and Director	Since Inception
Dr. Arthur Langer	68	Independent Director	Since Inception
Brian Cole	42	Independent Director	Since Inception
Giri Devanur	52	Chief Executive Officer	Since Inception
Monaz Karkaria	48	Director (formerly COO from Inception until resignation in January 2022)	Since January 2022
Executive Officers
Giri Devanur	52	Chief Executive Officer	Since Inception
Mike Logozzo	50	Chief Operating Officer Chief Financial Officer	Since January 2022 Since Inception
Christie Currie	25	Chief Marketing Officer	Since Inception

Brent Crawford is Principal and Founder of Crawford Hoying since 1994, in which he has grown a single investment property into one of the largest real estate firms in Columbus, Ohio. He personally oversees many aspects of the business, including raising private equity for specific investment into income producing properties, securing debt financing, managing relationships with equity investors, monitoring new acquisitions, ground-up development and debt placement for all projects, and guiding all new developments for the Company. Brent has spoken at many events as a guest speaker covering topics such as current real estate trends, multi-family markets and development growth in central Ohio. In addition, he taught property management and real estate trends at the Fisher College of Business at The Ohio State University. He serves on the boards of Sophisticated Systems and The Ohio State Sports Medicine Center, and is the current President of the Center for Real Estate at The Ohio State University. He also is a current member of the Columbus Partnership. He is a 1995 graduate of The Ohio State University holding a bachelor’s degree in communications.

Dr. Arthur M. Langer is Director of the Center for Technology Management, Professor of Professional Practice and Academic Director of the Master in Science in Technology Management programs at Columbia University. He also serves on the faculty of the Department of Organization and Leadership at the Graduate School of Education (Teachers College), and is the Faculty Director of the Advanced Certificate in Workforce Education and Development Program.

Dr. Langer is the author of Analysis and Design of Next Generation Software Architectures: 5G, IoT, Blockchain and Quantum Computing (2020), Strategic Information Technology: Best Practices to Drive Digital Transformation (2nd Ed., 2018 with Lyle Yorks), Information Technology and Organizational Learning (3rd Ed., 2018), Guide to Software Development: Designing and Managing the Life Cycle(2nd Ed., 2016), Analysis and Design of Information Systems (2007), Applied Ecommerce (2002), and The Art of Analysis (1997) and has published numerous articles and papers relating to service learning for underserved populations, IT organizational integration, mentoring and staff development.

Dr. Langer is the Chairman and Founder of Workforce Opportunity Services, a 501(c)(3) charity, consults with corporations and universities on information technology, staff development, management transformation, and curriculum development around the globe. Prior to joining the full-time faculty at Columbia University, Dr. Langer was Executive Director of Computer Support Services at Coopers and Lybrand, General Manager and Partner of Software Plus, and President of Macco Software.

Brian Cole is a member of Baird’s Technology and Services Investment Banking Group. In his role, Brian leads M&A and capital raising transactions, advising premier tech-enabled outsourcing companies. Prior to joining Baird, Brian was a manager in PricewaterhouseCoopers’ Transaction Services practice where he led mergers and acquisitions advisory and financial due diligence engagements for private equity and corporate clients including leveraged buyouts, mergers, carve-out divestitures, take-privates, and joint ventures. In the community, Mr. Cole serves on the advisory board of the United Performing Arts Foundation, an umbrella charitable organization and the largest donor to the state’s performing arts organizations. Brian received his M.B.A. from Indiana University’s Kelley School of Business and a B.S. in business from the same institution with honors.

Giri Devanur is our President, Chief Executive Officer, and became a member of our Board in April 2021. Giri Devanur is a representative of ReAlpha Tech Corp on the Board, which was founded in November 2021. He is a serial business entrepreneur and an experienced chief executive officer who has been involved in capital planning and investor presentations as an executive officer for various issuers, all of which are now private. He has more than 25 years of experience in the information technology industry. Earlier, he served as the CEO of AMERI Holdings, Inc., a global SAP consulting company becoming its CEO and a member of its Board of Directors in May 2015. AMERI Holdings, Inc. was listed on Nasdaq during Mr. Devanur’s tenure as CEO in November 2017. Following Mr. Devanur’s departure from AMERI Holdings, Inc., the company went private in January 2020, and, therefore, is no longer listed on NASDAQ. Previously, he founded WinHire Inc., a company in India, 2010, an innovative company building software products through technology and human capital management experts and combining them with professional services. In 2013 WinHire, Inc. merged with Ameri Holdings, Inc. In 1997, he cofounded Ivega Corporation, an international niche IT consulting company with a special focus on financial services which merged with TCG in 2004, creating a 1,000+ person-focused differentiator in the IT consulting space. Mr. Devanur served as Chief Executive officer of TCG, a company based in India until 2005. Giri Devanur has a master’s degree in Technology Management from Columbia University and a bachelor’s degree in computer engineering from the University of Mysore, India. He has attended Executive Education programs at the Massachusetts Institute of Technology and Harvard Law School.

Monaz Karkaria Was the Chief Operating Officer of ReAlpha Tech Corp and ReAlpha from inception until her resignation from those roles in January 2022 . In January 2022, she became a member of our Board of Directors. She has vast knowledge and experience in real estate investing. She has been investing in rental properties since 1999 and has been a part of over 100 real-estate transactions. Monaz has been President and founder of Ben Zen Investments LLC and Ben Zen Properties LLC since 2013. She is passionate about teaching and helping other real estate investors generate wealth and learn to invest in real estate the right way. Monaz was social director at ZANT a non-profit organization from 2015-2017. Monaz was a part of Citibank’s Retail operations team in 2012. She was a business consultant in Brazil from 2006-2008 and was also part of a sales team at Smith and Nephew FZE from 1997-2006.

Mike Logozzo is the Chief Operating Officer and Chief Financial Officer of ReAlpha Tech Corp. Prior to his current role at ReAlpha, Mike was Managing Director of the Americas Region for L Marks, covering the U.S., Canada, and Latin America from May 2019 to February 2021. He is a specialist in corporate innovation with expertise in leveraging the entrepreneurial ideas of young companies to solve business challenges. He was also a strategic and transformation leader at BMW Financial Services from 2001 to 2019. During his 18-year tenure, Mike was responsible for finance operations, innovation, and best practices integration at the automotive company’s Americas Regional Services Center in Columbus, Ohio and the headquarters in Munich, Germany. With his vast experience implementing innovation strategies and solutions in complex business environments, Mike was behind the first BMW Financial Services Collaboration Lab, Region Americas. Mike has a proven record of identifying and delivering value-added solutions, including with disruptive technology, in an effort to future proof businesses operating in a rapidly changing external environment.

Christie Currie is the Chief Marketing Officer of ReAlpha Tech Corp and is currently pursuing her Executive Master of Science in Technology Management at Columbia University. She completed her undergraduate degree at Miami University and the Altman Institute for Entrepreneurship. During her college career Christie launched her own business in the MedTech space, winning multiple venture pitch competitions. Currie graduated summa cum laude at the top of the entrepreneurship class and was named Top Marketing Student in the Farmer School of Business. Currie grew her MedTech venture Zandaland LLC and worked closely with large enterprises and healthcare systems. Currie’s work in the startup community led her to the London-based corporate innovation firm, L Marks, where she led corporate organizations to identify strategic areas of need and successfully engage industry disrupting startups. Currie has mentored startups, coaching them on strategies to align their entrepreneurial solutions and technologies with the needs of specific corporate goals.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers have not received any compensation from the Companyto date and have no current right to receive compensation from us. Our directors and executive officers are compensated by our parent company.

Upon closing the current financing transaction, we may establish a compensation committee of the Board that will meet and decide the salary and other compensation of our board members and executive officers based on companies comparable to our size and valuation. Such compensation may include an equity incentive plan.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of July 5, 2022 of (i) each of our directors and executive officers; (ii) all our directors and executive officers as a group; and (iii) any other securityholder who beneficially owns more than 10% of any class of our voting securities. Unless otherwise specified, the address for each beneficial holder is 6515 Longshore Loop, Suite 100, Dublin, Ohio, 43017.

Title of Class	Name and Address of the Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirables	Percent of Class
Common Stock	ReAlpha Tech Corp	40,000,000	0	100%

(1)	Represents shares held of record by RealAlpha Tech Corp.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The following is a summary of transactions and currently proposed transactions since our inception where we were or will be a party in which the amount involved exceeds the lesser of (i) $120,000 and (ii) 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, officer, promoter or beneficial holder of more than 10% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than possible compensation arrangements which are described in “Compensation of Directors and Executive Officers” above.

Purchase of LLC Property Companies

On April 22, 2021 we acquired the membership interests held by our parent company ReAlpha Tech Corp in various limited liability companies, providing us with the indirect ownership of the properties owned by those limited liability companies, as described in more detail in “Our Property” in this Offering Circular. This purchase of membership interests was agreed upon for a price of $284,052.95, which included the underlying assets and liabilities of each LLC. The consideration was paid in the form of common stock at $0.01125 per share.

The amounts paid by the LLCs for their properties are described in “Our Properties” in this Offering Circular.

Master Services Agreement with ReAlpha Tech Corp

On April 28, 2021, the Company entered into a Master Services Agreement with ReAlpha Tech Corp as an overall legal framework under which the Company can contract with ReAlpha Tech Corp for services. The terms and conditions for the services to be provided by ReAlpha Tech Corp are to be implemented by means of statements of work. While we intend to enter into a statement of work for the management and government services that are being provided to us by ReAlpha Tech Corp, to date we have not entered into any statement of work.

Master Services Agreement with ReAlpha Operations, Inc.

On April 28, 2021, the Company entered into a Master Services Agreement with ReAlpha Operations, Inc. as an overall legal framework under which the Company may contract with ReAlpha Operations, Inc. for services, which include renovations, furnishing, Airbnb onboarding, and marketing the acquired properties. It is also responsible for cleaning, general maintenance, and guest services for those properties. Additionally, ReAlpha Operations, Inc. will be responsible for providing insurance, title management, and other administrative services.

Technology License Agreement

On April 28, 2021, the Company entered into a Technology License Agreement with ReAlpha Tech Corp providing it with an exclusive license to use the ReAlpha Score, ReAlpha BRAIN, and ReAlpha Hub software programs in the United States. The term of the license continues until the Company is acquired by a third party, the Company survives a merger, or the Company breaches its obligations under the Technology License Agreement. The license is royalty free until 2024, at which time the Company will be required to pay license fees in an amount to be determined by agreement between the Company and ReAlpha Tech Corp.

Realtor Commissions

United Real Estate Dallas acted as an agent for our parent company, ReAlpha Tech Corp., as the buyer in connection with the purchase of three residential properties and received a sales commission in that capacity. Monaz Karkaria, one of our directors and our former Chief Operating Officer, is licensed with the Texas Real Estate Commission as a sales agent of URE Dallas LLC (d/b/a “United Real Estate Dallas”). United Real Estate Dallas served as a buyer-side agent in ReAlpha Tech Corp.’s acquisition of three properties in Texas. We had an agreement between ReAlpha Tech Corp. and Monaz Karkaria to represent our parent company in these purchases, which was not disclosed due to an oversight at filing. As such, we had not disclosed a conflict of interest that may have arisen from Monaz Kakaria’s employment as a buyer-side agent for our parent company (prior to the formation of the Company) and involved in our parent company’s acquisition of properties. URE Dallas received approximately $21,450 in buyer-side (paid by the seller) commissions in connection with United Real Estate Dallas’ role in connection with the purchase of these three properties.

SECURITIES BEING OFFERED

General

The following description summarizes important terms of our common stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and our bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share.

As of July 5, 2022, 40,492,538 shares of common stock are issued and outstanding. No other classes of capital stock are authorized.

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our shareholders, including the election of directors, and do not have cumulative voting rights. They are entitled to any dividends that may be declared by our board of directors. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities. Holders of our common stock have no preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to redemption.

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividend Rights

The holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of legally available funds. Any dividend declared by the board of directors must be equal, on a per share basis. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this Offering or in the foreseeable future.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of debts and other liabilities of the Company.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued pursuant to this Offering will be, when paid for, fully paid and non-assessable.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee to us or to our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws or (iv) any action asserting a claim against use, our directors, officers or employees governed by the internal affairs doctrine.

Under our certificate of incorporation, this exclusive form provision will not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, or for which the Court of Chancery determines there is an indispensable party not subject to its jurisdiction. For instance, the provision would not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or the rules and regulations thereunder.

In each United States jurisdiction in which are selling securities in this Offering, we have agreed that any action or proceeding against us arising out of, or in connection with: the sale of securities; or he violation of that jurisdiction’s laws relating to the registration or sale of securities, may be commenced in any court of competent jurisdiction and proper venue within that jurisdiction.

ACCOUNTING EXPERTS

The consolidated financial statements of our Company for the period ended April 30, 2021, were audited by GBQ Partners LLC, an independent auditor, and our consolidated financial statements of our Company for the period ended October 31, 2021, have been reviewed by GBQ Partners LLC, an independent auditor, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Offering Statement, and are included in reliance on such reports, given the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an offering statement on Form 1-A POS under the Securities Act with respect to the shares of our common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement, some items of which are contained in exhibits to the offering statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the offering statement, including the exhibits filed as a part of the offering statement. Statements contained in this Offering Circular concerning the contents of any contract or document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the offering statement, please see the copy of the contract or document that has been filed. Each statement is this offering circular relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

You may read and copy the offering statement, including the exhibits and schedules thereto, at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We also maintain a website at www.invest.realpha.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this offering circular and the inclusion of our website address in this offering circular is an inactive textual reference only.

As a result of this Offering, we will become subject to the reporting requirements under Regulation A and, in accordance with this regulation, will file periodic reports, current reports, exit reports (if and when applicable), and other information with the SEC. These periodic reports, current reports, exit reports (if and when applicable), and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

ReAlpha Asset Management, Inc.

To the Board of Directors and Shareholders

ReAlpha Asset Management, Inc. and Subsidiaries

Dublin, Ohio

Independent Auditor’s Report

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of ReAlpha Asset Management, Inc. and Subsidiaries (the “Company”), which comprise the consolidated balance sheet as of April 30, 2021, and the related consolidated statements of operations, shareholders’ equity, and of cash flows for the period from April 22, 2021 (inception) to April 30, 2021, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ReAlpha Asset Management, Inc. and Subsidiaries as of April 30, 2021, and the results of its operations and its cash flows for the period from April 22, 2021 (inception) through April 30, 2021, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company is newly formed and incurred operating losses and needs to raise additional funds to meet its obligations and sustain its operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/S/ GBQ Partners LLC
Columbus, Ohio
May 4, 2021

ReAlpha Asset Management, Inc. and Subsidiaries

Consolidated Balance Sheet

April 30, 2021

2021
ASSETS
Investments in real estate, net	$1,137,616
Cash	108,172
Restricted cash	225,048
Related party receivables	4,718
Prepaid expenses	5,670

TOTAL ASSETS	$1,481,224

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Long-term debt, net	$1,007,994
Accrued expenses	1,643
Total liabilities	1,009,637

Equity
Common stock	40,000
Additional paid-in capital	410,000
Accumulated deficit	(3,342)
Total shareholders’ equity of ReAlpha Asset Management, Inc.	446,658

Non-controlling interests members’ equity	24,929
Total shareholders’ equity	471,587

TOTAL LIABILITIES AND EQUITY	$1,481,224

The accompanying notes are an integral part of the consolidated financial statements.

ReAlpha Asset Management, Inc. and Subsidiaries

Consolidated Statement of Operations

For the Period from April 22, 2021 (inception) to April 30, 2021

For the Period from April 22, 2021 (inception) to April 30, 2021
Rental Income	$784

Expenses
Real estate taxes and insurance	556
General and administrative expenses	1,500
Depreciation and amortization	832
Interest expense, net	1,309
Total expenses	4,197

Net Loss	(3,413)

Less: Net Loss Attributable to Non-Controlling Interests	(71)

Net Loss Attributable to ReAlpha Asset Management, Inc.	$(3,342)

The accompanying notes are an integral part of the consolidated financial statements.

ReAlpha Asset Management, Inc. and Subsidiaries

Consolidated Statement of Shareholders’ Equity

For the Period from April 22, 2021 (inception) to April 30, 2021

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	ReAlpha Asset Management, Inc. and Subsidiaries Equity	Non- Controlling Interest Members’ Equity	Total Shareholders’ Equity
Balance at April 22, 2021 (Inception)	$-	$-	$-	$-	$-	$-
Net loss	-	-	(3,342)	(3,342)	(71)	(3,413)
Contributions	40,000	410,000	-	450,000	25,000	475,000
Balance at April 30, 2021	$40,000	410,000	$(3,342)	$446,658	$24,929	$471,587

The accompanying notes are an integral part of the consolidated financial statements.

ReAlpha Asset Management, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

For the Period from April 22, 2021 (inception) to April 30, 2021

For the Period from April 22, 2021 (inception) to April 30, 2021
Cash Flows from Operating Activities
Net loss	$(3,413)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	832
Changes in operating assets and liabilities:
Related party receivables	(4,718)
Other assets	(5,670)
Accrued expenses	1,643
Total adjustments	(7,913)

Net cash and restricted cash used in operating activities	(11,326)

Cash Flows from Investing Activities
Acquisition of real estate investments
Additions to real estate investments	(98,189)

Net cash and restricted cash used in investing activities	(98,189)

Cash Flows from Financing Activities
Proceeds from issuance of on long-term debt	98,000
Contributions	344,735

Net cash and restricted cash provided by financing activities	442,735

Net increase in cash and restricted cash	333,220

Cash and Restricted Cash - Beginning of Year	-
Cash and Restricted Cash - End of Year	$333,220

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$23

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Contributions of property and equipment, net	$1,039,591
Assumption of Long-term debt	930,847
Contributions of non-cash assets and liabilities, net	105,265
Transfer of capital injection from non-controlling interests of consolidated subsidiaries	25,000

Reconciliation of Cash and Restricted Cash
Cash	$108,172
Restricted cash	225,048
Total cash and restricted cash	$333,220

The accompanying notes are an integral part of the consolidated financial statements.

ReAlpha Asset Management, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

For the Period from April 22, 2021 (inception) to April 30, 2021

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Contributions of property and equipment, net	$1,039,591
Assumption of long-term debt	930,847
Contributions of non-cash assets and liabilities, net	105,265
Transfer of capital from non-controlling interests of consolidated subsidiaries	25,000

Reconciliation of Cash and Restricted Cash:
Cash	$108,172
Restricted cash	225,048
Total cash and restricted cash	$333,220

The accompanying notes are an integral part of the consolidated financial statements.

ReAlpha Asset Management, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

April 30, 2021

NOTE 1: Nature of Operations

ReAlpha Asset Management, Inc. (ReAlpha), incorporated in Delaware on April 22, 2021, together with its subsidiaries described below are collectively referred to as “the Company”. The Company is primarily engaged in the business of the identification, acquisition, financing, marketing and management of short-term rental properties for the benefit of the Company’s members and shareholders.

The Company’s majority shareholder, ReAlpha Tech Corp, purchased part of the Company’s investment in real estate prior to the Company’s inception for $1,040,454. During the period ended April 30, 2021, the Company recognized $1,039,591 in contributions of assets from the majority shareholder and assumption of long-term debt of $930,847.

As of April 30, 2021, the Company has the following subsidiaries:

Company Name	Date of Incorporation	% of Ownership held by the Company	Relationship with the Company

ReAlpha LLC Series 1	December 18, 2020	75%	Subsidiary
ReAlpha LLC Series 2	December 24, 2020	75%	Subsidiary
ReAlpha 503 North Patton LLC	February 18, 2021	100%	Subsidiary
ReAlpha 7 LLC	March 31, 2021	100%	Subsidiary

NOTE 2: Going Concern

The Company’s consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company commenced operations as of April 22, 2021, and has not yet realized its planned operations. The Company is dependent upon additional capital resources for full commencement of its planned operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

Management believes that the Company will continue to incur losses for the foreseeable future and will need equity or debt financing or will need to generate additional revenues from the property rental activity to sustain its operations until it can achieve profitability and positive cash flows. The Company intends to raise funds through various potential sources, such as equity or debt financings; however, the Company can provide no assurance that such financing will be available on acceptable terms, or at all. If adequate financing is not available, the Company may be required to significantly curtail or cease its operations, and its business would be jeopardized.

Management has determined that these matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least one year from the date these consolidated financial statements are issued. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3: Summary of Significant Accounting Policies

Basis of Presentation

The Company prepares its consolidated financial statements under the accrual basis of accounting, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC.

ReAlpha Asset Management, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

April 30, 2021

NOTE 3: Summary of Significant Accounting Policies (continued)

Principles of Consolidation

The Company consolidates entities when the Company owns, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. The Company consolidates variable interest entities (“VIEs”) in accordance with Accounting Standards Codification (“ASC”) 810, Consolidation, if the Company is the primary beneficiary of the VIE as determined by the power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Real Estate and Depreciation and Amortization

Real estate assets are carried at cost. Depreciation is calculated on the straight-line method over the estimated lives of the assets (27.5 years for residential rental property and 5 years for furniture and fixtures). Major additions and betterments are capitalized and depreciated. Maintenance and repairs, which do not improve or extend the estimated useful lives, are expensed as incurred. Upon disposal of assets, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss resulting from the disposal is recorded in the period of disposition in the accompanying consolidated statement of operations.

Impairment Policy

The Company applies FASB ASC 360-10, “Property, Plant & Equipment,” to measure impairment in real estate investments. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis without interest) from a rental property is less than the carrying value under its historical net cost basis. These expected future cash flows consider factors such as future operating income, trends and prospects as well as the effects of leasing demand, competition and other factors. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. For properties to be disposed of, an impairment loss is recognized when the fair value of the property, less the estimated cost to sell, is less than the carrying amount of the property measured at the time there is a commitment to sell the property and/or it is actively being marketed for sale. A property to be disposed of is reported at the lower of its carrying amount or its estimated fair value, less its cost to sell. Subsequent to the date that a property is held for disposition, depreciation expense is not recorded. There were no such impairment adjustments during the period ended April 30, 2021.

ReAlpha Asset Management, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

April 30, 2021

NOTE 3: Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenues are recognized in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606 for revenue recognition. The Company recognizes revenues in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) identification of the contract with a customer, (2) identification of the performance obligations in the contract, (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations in the contract, and (5) recognition of revenue when (or as) performance obligations are satisfied.

Revenues primarily consist of short-term rental revenues, fee and other income and gains generated by the sale of properties. The Company has the following revenue sources and revenue recognition policies:

●	Short-term rental revenues include revenues from the rental of properties via Airbnb and such digital hospitality platforms.

●	Fee and other income include late fees, violation fees and other revenue arising from contractual agreements with third parties. This revenue is recognized as the services are transferred in accordance with ASC 606

Deferred Financing Costs

Deferred financing costs represent loan fees, legal fees and other third-party costs associated with obtaining financing and are presented on the balance sheet as a direct deduction from the carrying value of the associated debt. These costs are amortized to interest expense over the terms of the respective financing agreements using the interest method. Unamortized deferred financing costs are generally expensed when the associated debt is refinanced or repaid before maturity unless specific rules are met that would allow for the carryover of such costs. Costs incurred in seeking financing transactions that do not close are expensed in the period in which it is determined that the financing will not close.

Recent Accounting Pronouncements

Consistent with the treatment for emerging growth companies under the Jumpstart Our Business Startups (JOBS) Act, the Company has elected to delay the implementation of new accounting standards to the extent such standards provide for delayed implementation by non-public business entities.

New Accounting Standards Issued and Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires that entities use a new forward looking “expected loss” model that generally will result in the earlier recognition of allowance for credit losses. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2022. The Company is currently evaluating the potential impact this standard may have on the consolidated financial statements.

In March 2019, the FASB issued ASU No. 2019-01, “Leases (Topic 842): Codification Improvements.” ASU 2019-01 aligns the guidance for fair value of the underlying asset by lessors with existing guidance in Topic 842. The ASU requires that the fair value of the underlying asset at lease commencement is its cost reflecting in volume or trade discounts that may apply. However, if there has been a significant lapse of time between the date the asset was acquired and the lease commencement date, the definition of fair value as outlined in Topic 820 should be applied. In addition, the ASU exempts both lessees and lessors from having to provide certain interim disclosures in the fiscal year in which a company adopts the new leases standard. The update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. The Company is currently evaluating the potential impact this standard may have on the consolidated financial statements.

ReAlpha Asset Management, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

April 30, 2021

NOTE 3: Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The Company recognizes deferred tax assets to the extent that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

If it is determined that the Company would be able to realize the deferred tax assets in the future in excess of their net recorded amount, an adjustment would be made to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) it is determined whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company recognizes and interest and penalties, if any, with income tax expense in the accompanying consolidated statement of operations.

Statements of Cash Flows

For the purpose of reporting cash flows, cash and restricted cash includes cash on hand and cash on deposit with financial institutions.

NOTE 4: Investment in Real Estate

Investment in real estate consisted of the following as of April 30, 2021:

	Cost	Accumulated Depreciation and Amortization	Net Investment

Land	$106,166	$-	$106,166
Buildings and building improvements	955,493	(855)	954,638
Furniture and fixtures	12,367	(172)	12,195
Construction in-progress	64,617	-	64,617

Total investment in real estate	$1,138,643	$(1,027)	$1,137,616

Depreciation and amortization expense was $164 for the period from April 22, 2021 (inception) to April 30, 2021.

All investments in real estate as of April 30, 2021 were pledged as collateral for the Company’s secured long-term debt.

ReAlpha Asset Management, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

April 30, 2021

NOTE 5: Cash and Restricted Cash

The Company maintains its cash in one account with one financial institution, and cash balances may, at times, exceed federally insured limits.

During the closing on an investment in rental real estate property or real estate held for improvement transaction, the Company may place a cash deposit on the property being acquired or fund amounts into escrow. These deposits are placed before the closing process of the property is complete.

NOTE 6: Long-Term Debt

The Company has issued promissory notes payable to lenders related to the acquisition of properties. These promissory notes range from 8.49% to 12.0%, with 6 months to 1 year, as detailed below.

Long-term debt consisted of the following as of April 30, 2021:

Mortgage note with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest only payments. The note matures on February 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	$150,000

Mortgage note with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest only payments. The note matures on May 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	226,737

Mortgage note with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest only payments. The note matures on April 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	177,974

Mortgage note with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest only payments. The note matures on May 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	98,000

Mortgage note with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest only payments. The note matures on January 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	152,136

Mortgage note with a bank. The note bears interest at a rate of 12.00% and provides for monthly interest only payments. The note matures on September 1, 2021, at which time there is a balloon payment of remaining principal and interest due, and is guaranteed by a shareholder of the Company.	126,000

Mortgage note with a bank. The note bears interest at a rate of 12.00% and provides for monthly interest only payments. The note matures on September 1, 2021, at which time there is a balloon payment of remaining principal and interest due, and is guaranteed by a shareholder of the Company.	98,000
$1,028,847
Less: deferred financing costs, net	(20,853)

Total long-term debt, net	$1,007,994

ReAlpha Asset Management, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

April 30, 2021

NOTE 6: Long-Term Debt (continued)

Maturities of long-term debt as of April 30, 2021 are as follows:

2022	$704,110
2023	324,737
Less: unamortized loan costs	(20,853)

Total long-term debt, net	$1,007,994

NOTE 7: Shareholders’ Equity

Common Stock

The Company is authorized to issue up to 50,000,000 shares of Common Stock, par value $0.001 per share. As of April 30, 2021, there were 40,000,000 shares of Common Stock issued and outstanding.

NOTE 8: Related Party Transactions

ReAlpha has an Agreement with ReAlpha Tech Corp for their technologies and platforms.

ReAlpha has a receivable from ReAlpha Tech Corp for services rendered totaling $4,718 as of April 30, 2021. The receivable does not accrue interest. The Company anticipates collecting this amount in the following 12 months.

NOTE 9: Risks and Uncertainties

In March 2020, the World Health Organization declared the global novel coronavirus disease (COVID-19) outbreak a pandemic. As of the date the consolidated financial statements were available to be issued, the Company’s operations have not been significantly impacted by the COVID-19 outbreak. However, the Company cannot reasonably estimate at this time the specific extent, duration, or full impact that the COVID-19 pandemic will have on its financial condition and operations.

NOTE 10: Subsequent Events

Management has evaluated subsequent events through the date of the Independent Auditor’s Report, the date on which the financial statements were available to be issued.

Condensed Consolidated Balance Sheets

	Oct 31, 2021	Apr 30, 2021
	(unaudited)
ASSETS
Investments in real estate, net	$3,012,266	$1,137,616
Cash	971,944	108,172
Restricted cash	500,923	225,048
Accounts Receivables	18,244	4,718
Prepaid expenses and other assets	111,720	5,670

TOTAL ASSETS	$4,615,097	$1,481,224

	Oct 31, 2021	Apr 30, 2021
	(unaudited)
LIABILITIES AND EQUITY

Liabilities
Long-term debt, net	$2,111,276	$1,007,994
Settling subscriptions	974,250	-
Accounts Payable	30,917	-
Accounts Payable from related parties	1,607,298	-
Accrued expenses	44,050	1,643
Total liabilities	4,767,791	1,009,637

Equity
Common stock	40,000	40,000
Additional paid-in capital	410,000	410,000
Accumulated deficit	(621,752)	(3,342)
Total shareholders’ equity of ReAlpha Asset Management, Inc.	(171,752)	446,658

Non-controlling interests members’ equity	19,058	24,929
Total shareholders’ equity	(152,694)	471,587

TOTAL LIABILITIES AND EQUITY	$4,615,097	$1,481,224

The accompanying notes are an integral part of the consolidated financial statements

Condensed Consolidated Statements of Operations

	For the six months ended October 31, 2021	For the Period from Apr 22, 2021 to April 30, 2021
	(unaudited)
Rental Income	$73,771	$784

Expenses
Property operating expenses	49,454	-
Real estate taxes and insurance	54,226	556
General and administrative expenses	30,097	1,500
Depreciation and amortization	42,616	832
Interest and Finance Cost	58,137	1,309
Non-Operating Expenses	463,522	-
Total expenses	698,052	4,197

Net Loss	(624,281)	(3,413)

Less: Net Loss Attributable to Non-Controlling Interests	(5,871)	(71)
Net Loss Attributable to ReAlpha Asset Management, Inc.	$(618,410)	$(3,342)

The accompanying notes are an integral part of the consolidated financial statements.

Condensed Consolidated Statement of Shareholders’ Equity (Deficit)

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	ReAlpha Asset Management, Inc. and Subsidiaries Equity (Deficit)	Non-controlling Interests Equity	Total Equity (Deficit)
Balance at Apr 22, 2021	$-	$-	$-	$-	$-	$-
Net loss	-	-	(3,342)	(3,342)	(71)	(3,413)
Contributions	40,000	410,000	-	450,000	25,000	475,000
Unrealized loss on investments	-	-	-	-	-	-
Balance at April 30 2021	$40,000	$410,000	$(3,342)	$446,658	$24,929	$471,587
Net loss	-	-	(618,410)	(618,410)	(5,871)	(624,281)
Contributions	-	-	-	-	-	-
Balance at Oct 31, 2021	$40,000	$410,000	$(621,752)	$(171,752)	$19,058	$(152,694)

The accompanying notes are an integral part of the consolidated financial statements.

Condensed Consolidated Statements of Cash Flows

	For the six months ended October 31, 2021	For the Period from Apr 22, 2021 to April 30, 2021
	(unaudited)
Cash Flows from Operating Activities
Net loss	$(624,281)	$(3,413)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	42,616	832
Changes in operating assets and liabilities:
Related party receivables	1,612,016	(4,718)
Prepaid expenses	(124,294)	(5,670)
Accrued expenses	42,407	1,643
Total adjustments	1,572,745	(7,913)

Net cash and restricted cash used in operating activities	948,464	(11,326)

Cash Flows from Investing Activities
Additions to real estate investments	(1,891,483)	(98,189)

Net cash and restricted cash used in investing activities	(1,891,483)	(98,189)

Cash Flows from Financing Activities
Contributions	1,108,416	442,735
Settling subscription stock contributions	974,250
Net cash and restricted cash provided by financing activities	2,082,666	442,735

Net increase in cash and restricted cash	1,139,647	333,220

Cash and Restricted Cash - Beginning of Year	333,220	-

Cash and Restricted Cash - End of Year	$1,472,867	$333,220

The accompanying notes are an integral part of the consolidated financial statements.

Supplemental Disclosure of Cash Flow Information	Amount	Amount
Cash paid for interest	$463,522	$23

Supplemental Disclosure of Non-Cash Investing and Financing Activities	Amount	Amount
Contributions of property and equipment, net	-	-
Assumption of long-term debt	-	-
Transfer of contributions	-	-
Transfer of capital injection from non-controlling interests of consolidated subsidiaries	-	-

Reconciliation of Cash and Restricted Cash:	Amount	Amount
Cash	$971,944	$108,172
Restricted cash	500,923	225,048
Total cash and restricted cash	$1,472,867	$333,220

Notes to Condensed Consolidated Financial Statements October 31, 2021 (unaudited)

Note 1. Nature of Operations

ReAlpha Asset Management, Inc. (ReAlpha AMI), incorporated in Delaware on April 22, 2021, together with its subsidiaries described below are collectively referred to as “the Company”. The Company is primarily engaged in the business of the identification, acquisition, financing, marketing and management of short-term rental properties for the benefit of the Company’s members and shareholders.

As of October 31, 2021, the Company has the following subsidiaries:

Company Name	Date of Incorporation	% of Ownership held by the Company	Relationship with the Company
ReAlpha LLC Series 1	December 18, 2020	75%	Subsidiary
ReAlpha LLC Series 2	December 24, 2020	75%	Subsidiary
ReAlpha 503 North Patton LLC	February 18, 2021	100%	Subsidiary
ReAlpha 7 LLC	March 31, 2021	100%	Subsidiary
ReAlpha Acquisitions LLC	June 22, 2021	100%	Subsidiary

NOTE 2: Summary of Significant Accounting Policies

Basis of Presentation

The Company prepares its consolidated financial statements under the accrual basis of accounting, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC.

Principles of Consolidation

The Company consolidates entities when the Company owns, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. The Company consolidates variable interest entities (“VIEs”) in accordance with Accounting Standards Codification (“ASC”) 810, Consolidation, if the Company is the primary beneficiary of the VIE as determined by the power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Settling Subscriptions

Settling subscriptions presented on the consolidated balance sheet represent equity subscriptions for which funds have been received but common stock has not yet been issued.  Under the terms of the Offering Circular for our common stock, subscriptions will be accepted or rejected by us.  Once a subscription agreement is accepted, settlement of the shares will occur. We rely on our capital raising platform provider to notify us that funds have settled for this purpose, which may differ from the time that cash is posted to our bank statement.

Investment in Real Estate and Depreciation and Amortization

Real estate assets are carried at cost. Depreciation is calculated on the straight-line method over the estimated lives of the assets (27.5 years for residential rental property and 5 years for furniture and fixtures). Major additions and betterments are capitalized and depreciated. Maintenance and repairs, which do not improve or extend the estimated useful lives, are expensed as incurred. Upon disposal of assets, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss resulting from the disposal is recorded in the period of disposition in the accompanying consolidated statement of operations.

Impairment Policy

The Company applies FASB ASC 360-10, “Property, Plant & Equipment,” to measure impairment in real estate investments. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis without interest) from a rental property is less than the carrying value under its historical net cost basis. These expected future cash flows consider factors such as future operating income, trends and prospects as well as the effects of leasing demand, competition and other factors. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. For properties to be disposed of, an impairment loss is recognized when the fair value of the property, less the estimated cost to sell, is less than the carrying amount of the property measured at the time there is a commitment to sell the property and/or it is actively being marketed for sale. A property to be disposed of is reported at the lower of it’s carrying amount or its estimated fair value, less its cost to sell. Subsequent to the date that a property is held for disposition, depreciation expense is not recorded. There were no such impairment adjustments during the period ended October 31, 2021.

Revenue Recognition

Revenues are recognized in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606 for revenue recognition. The Company recognizes revenues in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) identification of the contract with a customer, (2) identification of the performance obligations in the contract, (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations in the contract, and (5) recognition of revenue when (or as) performance obligations are satisfied.

Revenues primarily consist of short-term rental revenues, fee and other income and gains generated by the sale of properties. The Company has the following revenue sources and revenue recognition policies:

●	Short-term rental revenues include revenues from the rental of properties via Airbnb and similar digital hospitality platforms.

●	Fee and other income include late fees, violation fees and other revenue arising from contractual agreements with third parties. This revenue is recognized as the services are transferred in accordance with ASC 606

Deferred Financing Costs

Deferred financing costs represent loan fees, legal fees and other third-party costs associated with obtaining financing and are presented on the balance sheet as a direct deduction from the carrying value of the associated debt. These costs are amortized to interest expense over the terms of the respective financing agreements using the interest method. Unamortized deferred financing costs are generally expensed when the associated debt is refinanced or repaid before maturity unless specific rules are met that would allow for the carryover of such costs. Costs incurred in seeking financing transactions that do not close are expensed in the period in which it is determined that the financing will not close.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The Company recognizes deferred tax assets to the extent that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

If it is determined that the Company would be able to realize the deferred tax assets in the future in excess of their net recorded amount, an adjustment would be made to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) it is determined whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company recognizes and interest and penalties, if any, with income tax expense in the accompanying consolidated statement of operations.

Statements of Cash Flows

For the purpose of reporting cash flows, cash and restricted cash includes cash on hand and cash on deposit with financial institutions.

NOTE 3 – Investment in Real Estate

For the period ended October 31, 2021:

	Cost	Accumulated Depreciation and Amortization	Net Investment
Land	$328,448	$-	$328,448
Buildings and building improvements	2,037,344	(10,419)	2,026,925
Furniture and fixtures	142,880	(4,770)	138,110
Construction in-progress	521,368	(2,585)	518,783

Total investment in real estate	$3,030,040	$(17,774)	$3,012,266

For the period ended April 30, 2021:

	Cost	Depreciation and Amortization	Net Investment
Land	$106,166	$-	$106,166
Buildings and building improvements	955,493	(855)	954,638
Furniture and fixtures	12,367	(172)	12,195
Construction in-progress	64,617	-	64,617

Total investment in real estate	$1,138,643	$(1,027)	$1,137,616

NOTE 4 – Cash and Restricted Cash

The Company maintains its cash in three accounts with two financial institution, and cash balances may, at times, exceed federally insured limits. During the closing on an investment in rental real estate property or real estate held for improvement transaction, the Company may place a cash deposit on the property being acquired or fund amounts into escrow. These deposits are placed before the closing process of the property is complete.

NOTE 5 – Long-term Debt

	Oct 31, 2021	Apr 30, 2021
	(unaudited)
Mortgage note with a bank. These notes bear interest rates of 8.49%-13.99% and provides for monthly interest only payments. They mature in the next 12 months, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	$2,132,198	$1,028,847
Less: deferred financing costs, net	(20,922)	(20,853)

Total long-term debt, net	$2,111,276	$1,007,994

NOTE 6 – Shareholders’ Equity

Common Stock

The Company is authorized to issue up to 50,000,000 shares of Common Stock, par value $0.001 per share.  As of October 31, 2021, and April 30, 2021, there were 40,000,000 shares of Common Stock issued and outstanding.

There were 97,425 shares subscribed through the offering, which are classified as Settling Subscriptions and these shares are yet to be issued as of October 31, 2021.

NOTE 7 – Related Party Transaction

ReAlpha AMI has a Master Service Agreement with ReAlpha Tech Corp. for their patented technologies and platforms.

ReAlpha AMI has a payable to ReAlpha Tech Corp. for services totaling $1,607,298.34 as of October 31, 2021. The payable does not accrue interest. The Company anticipates pay this amount in the following 12 months.

NOTE 8 – Subsequent events

Management has evaluated all subsequent events through January 28, 2022, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements.

Up to 7,500,000 shares of Common Stock

OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular. If any such information or statements are given or made, you should not rely upon such information or representation. This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This offering circular speaks as of the date set forth above. You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.

July 5, 2022

PART III – EXHIBITS

ITEM 16. INDEX TO EXHIBITS

1.1	Broker Dealer Agreement dated April 21, 2021 by and between ReAlpha Asset Management, Inc. and Dalmore Group, LLC.* (terminated effective June 2022)

1.2	Placement Agent Agreement dated June 1, 2022 by and between ReAlpha Asset Management, Inc. and Entoro Securities, LLC (effective June 1, 2022, amended July 5, 2022, subject to FINRA approval)**

2.1	Certificate of Incorporation*

2.2	Bylaws*

4.1	Form of Subscription Agreement*

6.1	Master Service Agreement dated April 28, 2021 by and between the Company and ReAlpha Tech Corp.*

6.2	Master Service Agreement dated April 28, 2021 by and between the Company and ReAlpha Operations, Inc.*

6.3	Technology License Agreement dated April 28, 2021 by and between the Company and ReAlpha Tech Corp*

6.4	Transfer Agent and Registrar Agreement dated May 3, 2021 by and between the Company and VStock Transfer, LLC*

10	Power of Attorney (included on signature page) *

11.1	Consent of Brouse McDowell, LPA (included in Exhibit 12.1)**

11.2	Consent of Buchan Ingersoll & Rooney, PC (included in Exhibit 12.1)*

11.3	Consent of GBQ Partners LLC**

12.1	Opinion of Brouse McDowell LPA, as to the legality of the securities being qualified**

12.2	Opinion of Buchanan Ingersoll & Rooney, PC as to the legality of the securities being qualified*

99.1	Consent Order with Massachusetts Division of Securities (included in Exhibit 6.5 of Form 1-U filed with the SEC on April 15, 2022)*

*	Previously filed

**	Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A POS and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dublin, State of Ohio, on July 5, 2022.

ReAlpha Asset Management, Inc

By:	/s/ Giri Devanur
Name: Giri Devanur
Title: Chief Executive Officer

By:	/s/ Mike Logozzo
Name: Mike Logozzo
Title: Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Giri Devanur  as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of ReAlpha Asset Management, Inc.) to sign any or all amendments (including post-effective amendments) to this offering statement and any and all supplements thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ Giri Devanur	Chief Executive Officer	July 5, 2022
Giri Devanur

/s/ Mike Logozzo	Chief Financial Officer	July 5, 2022
Mike Logozzo

*	Director	July 5, 2022
Brent Crawford

/s/ Giri Devanur	Director	July 5, 2022
Giri Devanur

*	Director	July 5, 2022
Arthur Langer

*	Director	July 5, 2022
Brian Cole

*	Director	July 5, 2022
Monaz Karkariae

* By:	/s/ Giri Devanur
Giri Devanur, Attorney-in-Fact

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